Exhibit 10.1

OFFICE LEASE

KILROY REALTY

KILROY AIRPORT CENTER LONG BEACH – PHASE II

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

OMP, INC.,

a Delaware corporation,

as Tenant.

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EXHIBITS:

Exhibit A	Outline of Premises

Exhibit A-1	Site Plan

Exhibit A-2	Location of Monument Sign

Exhibit B	Work Letter

Exhibit C	Notice of Lease Term Dates

Exhibit D	Rules and Regulations

Exhibit E	Form of Tenant’s Estoppel Certificate

Exhibit F	Recognition of Covenants, Conditions, and Restrictions

Exhibit G	Intentionally Omitted

Exhibit H	Intentionally Omitted

Exhibit I	Parking Rules and Regulations

Exhibit J	Non-Disturbance Agreement From the Master Lessor

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INDEX

Page

AAA	51
Abated Monthly Base Rent	6
Abatement Event	39
Actual Cost	18
Additional Rent	6
Affiliate	34
Agreement	1
Alterations	20
Amortization Interest Rate	7
Applicable Laws	42
Arbitration Award	52
Arbitration Notice	51
Arbitrator	51
Bank Prime Loan	43
Base Building	21
Base Rent	6
Base Rent Abatement Period	6
Base Taxes	13
Base Year	7
Brokers	48
BS/BS Exception	20
Builder’s All Risk	22
Building Common Areas	1
Building Hours	17
Building Structure	19
Building Systems	20
CC&Rs	16
Common Areas	1
Comparable Buildings	2
Contemplated Effective Date	32
Contemplated Transfer Space	32
Control	34
Cosmetic Alterations	21
Cost Pools	14
Damage Termination Date	28
Damage Termination Notice	28
Developer	36
Direct Expenses	7
Eligibility Period	39
Environmental Laws	53
Estimate	14
Estimate Statement	14
Estimated Excess	14
Excess	14
Existing Leases	2
Expansion Rent	3
Expansion Space	2
Expansion Space Commencement Date	3
Expense Year	7
Fair Market Rent Rate	4
First Offer Notice	2
Force Majeure	47
hazardous materials	52
hazardous substances	52
Holidays	17
HVAC	17
Intention to Transfer Notice	32
JAMS	51
Kilroy Airport Center Long Beach	1

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Landlord	1
Landlord Parties	24
Landlord Repair Notice	27
Lease	1
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Lease Year	3
Lines	50
Mail	47
Maintenance Items	20
Master Ground Lease	36
Master Lessor	36
Nine Month Period	33
Notices	47
Objectionable Name	41
Operating Expenses	7
Option Rent	4
Option Rent Notice	5
Option Term	4
Option Term TI Allowance	5
Original Improvements	26
Original Tenant	2
Other Improvements	50
Outside Agreement Date	5
Permitted Chemicals	53
Permitted Transferee	34
Premises	1
Prevailing Party	52
Project	1
Project Common Areas	1
Proposition 13	12
Provider	52
Recapture Notice	32
Renovations	49
Rent	6
Security Deposit	39
Sign Specifications	41
Special Identified Parking Area	1
Statement	14
Subject Space	30
Subleasing Costs	32
Summary	1
Superior Right Holders	2
Tax Expenses	12
Tenant	1
Tenant’s Share	13
Tenant’s Signage	41
Transaction Costs	32
Transfer	33
Transfer Notice	30
Transfer Premium	32
Transferee	30
Transfers	30
Unusable Area	39

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KILROY AIRPORT CENTER LONG BEACH – PHASE II

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and OMP, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		April 22, 2008.

2.	Premises, Building, Phase I, II and III and Project:

	2.1	Phases and Building 2.1(a) Phase I:

3880 & 3900 Kilroy Airport Way, Long Beach, California 90806, which Phase contains two (2) buildings (consisting of 225,083 rentable square feet of space) and comprises Phase I of the “Project” (defined below).

2.1(b) Phase II:

3750, 3760 & 3780 Kilroy Airport Way, Long Beach, California 90806, which Phase contains three (3) buildings (consisting of 395,480 rentable square feet of space) and comprises Phase II of the Project.

		2.1(c) Phase III:	3800 & 3840 Kilroy Airport Way, Long Beach, California 90806, which Phase contains two (2) buildings (consisting of 328,502 rentable square feet of space) and comprises Phase III of the Project.

2.2 Premises:

Approximately 30,884 rentable (28,806 usable) square feet of space located in the Building, as further set forth below and in Exhibit A to this Lease.

Suite Nos.: 500, 520, 530, 550, 560, 565, 570 (collectively referred to as Suite 500) and 620

Floors: fifth (5th) and sixth (6th)

	2.3	Project:	Phase I, Phase II and Phase III are all part of the office project known as “Kilroy Airport Center Long Beach”, as further set forth in Section 1.1.2 and Exhibit A-1 of this Lease.

	2.4	Building:	The building located within Phase II at 3760 Kilroy Airport Way (consisting of 165,278 rentable square feet) is referred to throughout the Lease as the “Building.”

3.	Lease Term (Article 2).

	3.1	Length of Term:	Approximately seven (7) years.

	3.2	Lease Commencement Date:	One hundred twenty (120) days following the date

on which Landlord delivers the Premises to Tenant.

	3.3	Lease Expiration Date:	The last day of the month in which the 7th anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Lease Year	Annual Base Rent		Monthly Installment of Base Rent		Monthly Rental Rate per Rentable Square Foot
1*	$963,580.80	*	$80,298.40	*	$2.600
2	$992,488.20		$82,707.35		$2.678
3	$1,022,262.84		$85,188.57		$2.758
4	$1,052,930.76		$87,744.23		$2.841
5	$1,084,518.72		$90,376.56		$2.926
6	$1,117,054.20		$93,087.85		$3.014
7	$1,150,565.88		$95,880.49		$3.105

* Subject to the terms of Section 3.2 of this Lease.

5.	Base Year (Article 4):		Calendar year 2008.

6.	Tenant’s Share (Article 4):

	6.1	Tenant’s Share of the Building:	18.6861%

	6.2	Tenant’s Share of Phase II:	7.8092%

	6.3	Tenant’s Share of the Project:	3.2542%

7.	Permitted Use (Article 5):		General office use consistent with the character of a first class office building.

8.	Security Deposit (Article 21):		$95,880.49.

9.	Parking Pass Ratio (Article 28):

Tenant shall have the right, but not the obligation, to rent four (4) unreserved parking permits for every 1,000 usable square feet of the Premises, for a total of one hundred fifteen (115) unreserved parking permits, for the use of unreserved parking in the Project parking facility.

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10.	Notice Address of Tenant (Section 29.18):

OMP, Inc.

310 Golden Shore
Long Beach, California 90802

Telephone: (562) 491-6046

Fax: (562) 624-2329

Attention: Stephen Garcia, CFO
(Prior to the Lease Commencement Date)

and

OMP, Inc.

3760 Kilroy Airport Way

Suite 500

Long Beach, California 90806

Attention: CFO

(After the Lease Commencement Date)

11.	Notice Address of Landlord:

Kilroy Realty Property Management Office

3780 Kilroy Airport Way

Suite 410

Long Beach, California 90806

Attention: Property Manager

Phone: (562) 988-1160

Facsimile: (562) 427-5305

and to:

Kilroy Realty, L.P.

12200 W. Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Legal Department

Phone: (310) 481-8400

Facsimile: (310) 481-6530

and to:

Kilroy Realty, L.P.

12200 W. Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Asset Management

Phone: (310) 481-8400

Facsimile: (310) 481-6530.

With a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention:      Anton N. Natsis, Esq. and
Delmar L. Nehrenberg, Esq.

12.	Broker(s) Section 29.24):	For Landlord: Cushman & Wakefield of California, Inc. For Tenant: The Staubach Company

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13.	Improvement Allowance (Section 2 of Exhibit B):	$720,150.00 (i.e., $25.00 per usable square foot of the Premises).

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1          Premises, Building, Project and Common Areas.

1.1.1            The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and has the number of rentable square feet as set forth in Section 2.2 of the Summary.  The outline of the Premises, the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the Project as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject to Landlord’s ongoing repair and maintenance obligations set forth in this Lease.

1.1.2            The Building and The Project.  The Premises are a part of the Building located within Phase II of the Project as set forth herein, in Section 1.1.1 of this Lease and in Section 2 of the Summary (the “Building”).  The Building is part of a retail/office project known as “Kilroy Airport Center Long Beach.”  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the other buildings and associated Common Areas within Phase II, (iii) the land within Phase II (which is improved with landscaping, a five-level above-ground parking facility and other improvements) upon which the Building, the other Phase II buildings and the Common Areas are located, (iv) the other buildings located within Phase I and Phase III of the Project as set forth in Section 2 of the Summary, (v) the land within the other Phases upon which the other buildings are located (each improved with landscaping, parking areas and other improvements), and (vi) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto located adjacent to the Project; provided, however, that no such additions to the Project shall materially increase Tenant’s obligations (including, without limitation, Tenant’s monetary obligations with respect to Tenant’s Share of Operating Expenses) or materially decrease Tenant’s rights under this Lease.

1.1.3            Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”).  The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.”  The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord.  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.  Notwithstanding anything above to the contrary, Landlord shall maintain and operate the Project in a manner materially consistent with that of other first-class, mid-rise office buildings in the suburban Long Beach Airport submarket, California, which are comparable in terms of size, age, quality of construction, appearance, and quality of common area improvements (the “Comparable Buildings”).  Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by applicable laws, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, the Common Areas and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1 of this Lease, provided that Tenant’s access to the same shall be subject to Landlord’s reasonable security and/or access rules and regulations (if any) enforced at the Project, specifically including, but not limited to, any reasonable rules restricting or prohibiting access to certain portions of the Common Areas and/or the Project parking facility during times other than the normal business hours for the Project.

1.2          Landlord’s Delivery of the Premises.  Landlord and Tenant hereby acknowledge that Suites 550, 560 and 570 are currently occupied by third parties pursuant to existing leases (the “Existing Leases”).  Notwithstanding the full execution and delivery of this Lease between Landlord and Tenant, Landlord’s ability to deliver the Premises to Tenant is contingent upon (i) such applicable third parties surrendering Suites 550 and 560 to Landlord upon the natural expiration of their Existing Leases, as applicable; and (ii) Landlord’s ability to relocate the third party currently occupying Suite 570 to other space on such terms and conditions as is acceptable to Landlord in its sole and absolute discretion.  Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to deliver, or Landlord’s delay in delivering, the Premises to Tenant.

1.3          Rentable Square Feet of Premises, Building and Project.  For purposes of this Lease, the rentable and usable square footages set forth in the Summary and all percentages based thereupon shall be deemed accurate and neither the Premises, Building or Project shall be subject to remeasurement.

1.4          Tenant Expansion Right.

1.4.1            Expansion Space.  Landlord hereby grants to the originally named Tenant herein (the “Original Tenant”) and any “Permitted Transferee” (as that term is defined in Section 14.8 of this Lease), to whom all of Tenant’s interest in this Lease has been assigned, the one-time right to lease approximately 6,384 rentable square feet of space, commonly known as Suite 600, and located on the sixth (6th) floor of the Building (the “Expansion Space”); provided, however, in the event that prior to Landlord’s delivery to Tenant of an “Expansion Space Offer Notice” (as that term is defined in Section 1.4.2, below), Landlord exercises its right to move Tenant to “Substitution Premises” (as that term is defined in Article 22, below) on the terms and conditions set forth in Article 22, and, as a result, Tenant no longer occupies that portion of the Premises that is commonly known as Suite 620 and is located on the sixth (6th) floor of the Building (“Suite 620”), then the term “Expansion Space” shall be deemed to refer to an area of approximately 6,000 rentable square feet of space located adjacent to the Substitution Premises.  The precise amount of and the location of any such Expansion Space shall be designated by Landlord, upon the terms and conditions set forth in this Section 1.4.  Notwithstanding the foregoing, such expansion option shall be subordinate to all rights, if any, of any existing tenants in the Project (collectively, the “Superior Right Holders”), including, without limitation, Sedgwick Claims Management Services, Inc. and R.L. Polk & Co., with respect to such Expansion Space.

1.4.2            Procedure for Offer of Expansion Space.  Landlord shall notify Tenant (the “Expansion Space Offer Notice”) as soon as is reasonably practicable following Landlord’s confirmation of when and if (subject to the terms of Section 1.4.1, above) the Expansion Space will become available for lease to Tenant, which availability Landlord anticipates will begin on approximately December 1, 2009.  Pursuant to such Expansion Space Offer Notice, Landlord shall offer to lease to Tenant the Expansion Space.  The Expansion Space Notice shall describe the space so offered to Tenant and shall set forth the “Expansion Rent,” as that term is defined in Section 1.4.4 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

1.4.3            Procedure for Acceptance of Expansion Space.  If Tenant wishes to exercise Tenant’s option to expand contained in this Section 1.4, then within five (5) business days following delivery of the Expansion Space Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of expansion with respect to the entire space described in the Expansion Space Offer Notice on the terms contained in such notice.  If Tenant does not notify Landlord within the five (5) business day period set forth above, then Landlord shall be free to lease the space described in the Expansion Space Offer Notice to anyone to whom Landlord desires on any terms Landlord desires.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right to expand, if at all, with respect to all of the space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof.

1.4.4            Expansion Rent.  The “Rent,” as that term is defined in Section 4.1 of this Lease, below, payable by Tenant for Expansion Space leased by Tenant (the “Expansion Rent”) shall be equal to the rent at which Landlord is leasing comparable space in the Project in recently completed transactions of similar size and term as of the time of the Expansion Space Commencement Date, including the base year in connection therewith, taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Expansion Space, such value to be based upon the age, design, quality of finishes, and layout of the improvements and the extent to which the same could be utilized by a general office user, and (c) all other monetary and non-monetary concessions, if any, being granted such tenants in connection with such comparable space.

1.4.5            Construction of Expansion Space.  Tenant shall take the Expansion Space in its “as is” condition, and the construction of improvements in the Expansion Space shall comply with the terms of Article 8 of this Lease.

1.4.6            Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease Expansion Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment adding such Expansion Space to the Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 1.4 and provided that the terms of the Work Letter, attached hereto as Exhibit B, shall not apply with respect to the Expansion Space.  Tenant shall commence payment of Rent for the Expansion Space and the term of the Expansion Space shall commence upon the date that is ninety (90) days following the date of delivery of the Expansion Space by Landlord to Tenant (the “Expansion Space Commencement Date”).  The lease term of the Expansion Space shall expire on the Lease Expiration Date.

1.4.7            No Defaults.  The rights contained in this Section 1.4 may only be exercised by Tenant and any Permitted Transferee (and not any other assignee, sublessee or other transferee of Tenant’s interest in this Lease) if Tenant or such Permitted Transferee occupies the entire Premises.  Tenant shall not have the right to lease Expansion Space as provided in this Section 1.4, if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under this Lease (beyond the applicable notice and cure period provided in this Lease) or Tenant has previously been in default under this Lease more than once (beyond the applicable notice and cure period provided in this Lease).

ARTICLE 2

INITIAL LEASE TERM; OPTION TERM

2.1       Initial Lease Term.         The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on (i) the last day of the eleventh (11th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on the first (1st) day of any calendar month, or (ii) the last day of the twelfth (12th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on other than the first (1st) day of any calendar month, and, in either case, the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, or such other reasonably comparable form used by Landlord from time to time, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2          Option Term.

2.2.1            Option Right.   Landlord hereby grants (i) the Original Tenant, and (ii) any Permitted Transferee to whom all of Tenant’s interest in this Lease is assigned, one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default (beyond the applicable notice and cure period provided in this Lease) under this Lease and Tenant has not previously been in default (beyond the applicable notice and cure period provided in this Lease) under this Lease more than twice during the twelve (12) month period immediately preceding the date of Tenant’s exercise of its option.  Upon the proper exercise of such option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term, Tenant is not in default (beyond the applicable notice and cure period provided in this Lease) under this Lease and Tenant has not previously been in default (beyond the applicable notice and cure period provided in this Lease) under this Lease more than twice during the last twelve (12) months of the initial Lease Term, the Lease Term shall be extended for a period of five (5) years.  The rights contained in this Section 2.2 shall be personal to the Original Tenant and/or a Permitted Transferee (as the case may be) and may only be exercised by the Original Tenant and/or such Permitted Transferee (as the case may be) (and not any other assignee, sublessee or other transferee of Tenant’s interest in this Lease) if the Original Tenant or Permitted Transferee, as the case may be, occupies at least eighty-five percent (85%) of the Premises.

2.2.2            Option Rent.  The rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Fair Market Rent Rate.  The “Fair Market Rent Rate” shall be equal to the rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term are leasing non-sublease, non-encumbered, non-equity, non-renewal, non-expansion space comparable in size, location and quality to the Premises, for a similar lease term, in an arms length transaction, which comparable space is located in the Project, and in Comparable Buildings (the “Comparable Transactions”), taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the improvements and the extent to which the same could be utilized by a general office user, and (c) all other monetary and non-monetary concessions, if any, being granted such tenants in connection with such comparable space provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the comparable transactions do or do not involve the payment of real estate brokerage commissions, and (y) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.  The Fair Market Rent Rate shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).  If in determining the Fair Market Rent Rate for the Option Term, Tenant is deemed to be entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the total dollar value of such allowance, the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following:  (A) to grant some or all of the Option Term TI Allowance to Tenant as a lump sum payment to Tenant, and/or (B) in lieu of making a lump sum payment (or portion thereof) to Tenant, to reduce the rental rate component of the Fair Market Rent Rate to be an effective rental rate (calculated in such a manner as to account for the amortization of such Option Term TI Allowance (including interest at a reasonable market rate) that would have occurred) which takes into consideration that Tenant will not receive a payment of such Option Term TI Allowance, or portion thereof.

2.2.3            Exercise of Option.  The option contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner:  (i) Tenant shall deliver written notice to Landlord not more than fourteen (14) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and concurrently with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below.

2.2.4            Determination of Option Rent.  In the event Tenant timely and appropriately objects to the Option Rent Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within ten (10) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.

2.2.4.1      Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial office properties in the Southern California market (including, without limitation, the Long Beach, California area).  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease.  Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

2.2.4.2      The two arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

2.2.4.3      The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

2.2.4.4      The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5      If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.2.4.6      If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

2.2.4.7      The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

3.1          Generally.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary  in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The Base Rent for the fourth (4th) month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2          Abated Base Rent. Notwithstanding the foregoing, to the extent that Tenant is not then in default under this Lease (beyond the applicable notice and cure period provided in this Lease), Tenant shall not be required to pay the monthly installment of Base Rent otherwise attributable to the Premises (the “Abated Monthly Base Rent”) for the first three (3) full calendar months of the Lease Term following the Lease Commencement Date (the “Base Rent Abatement Period”), which period shall be determined pursuant to the terms of this Section 3.2.  If the Lease Commencement Date occurs on the first day of a calendar month, then the Base Rent Abatement Period shall commence on the Lease Commencement Date and expire on the last day of the third (3rd) month of the Lease Term.  If, however, the Lease Commencement Date occurs on a day other than the first day of a calendar month, then, the Base Rent Abatement Period shall commence on the first day of the second (2nd) calendar month of the Lease Term and expire on the last day of the fourth (4th) calendar month of the Lease Term.  Landlord and Tenant acknowledge that the total amount of such abatement of Base Rent equals Two Hundred Forty Thousand Eight Hundred Ninety-Five and 20/100 Dollars ($240,895.20).

ARTICLE 4

ADDITIONAL RENT

4.1          General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2          Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1            “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2            “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3            “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4            “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.

4.2.4.1      Operating Expenses: Inclusions.  Without limiting the generality of Article 4 and/or Landlord’s right to include other items therein, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project (including costs of painting, restriping and resurfacing the parking areas servicing the Project); (vi) actual and reasonable fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and, subject to the terms of item [i], below, repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to the terms of Section 4.2.4.3(xi), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project (including, but not limited to, all fringe benefits, workers’ compensation, insurance premiums and payroll taxes); (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building provided that any capital costs incurred by Landlord with respect to the replacement of such systems and equipment shall be amortized as forth in items (xii) and (xiii), below; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing, repairs to the floors slabs and all paved areas; (xii) amortization over its reasonable useful life (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate (the “Amortization Interest Rate”)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof to the extent such acquisition costs, prior to amortization, are materially consistent with the costs incurred for such items by landlords of Comparable Buildings, given the scope, size and nature of the Project; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or (B) that are required under any governmental law or regulation; provided, however, that any such permitted capital expenditure shall be amortized (with interest at the Amortization Interest Rate) over its reasonable useful life; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building; (xvi) window cleaning; (xvii) services and amenities of the Project which are available to all tenants of the Project at the same charge or at no charge; (xviii) costs of any additional services not provided to the Building as of the Lease Commencement Date but which are thereafter provided by Landlord in the prudent management of the Building or the Project.  Any of the services which may be included in the computation of the Operating Expenses of the Building may be performed by divisions, subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be competitive with similar contracts and transactions with unaffiliated entities for the performance of such services in comparable office buildings within the greater Los Angeles metropolitan area.  Only as provided hereinafter in this Section 4.2.4 below in items [i] and [ii], in the event Landlord incurs costs or expenses associated with or relating to separate items or categories or subcategories of Operating Expenses which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such costs and expenses had such separate items or categories or subcategories of Operating Expenses been included in Operating Expenses during the entire Base Year.  The foregoing shall only apply as follows:  [i] in the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent Expense Year to the same extent, Operating Expenses for the Base Year shall be deemed increased by the amount Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection, had such warranty or such service agreement not been in effect during the Base Year; and [ii] any insurance premium resulting from any new forms of insurance, including earthquake insurance, shall be deemed to be included in Operating Expenses for the Base Year.

4.2.4.2      If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to extraordinary capital improvements(except to the extent such amortized costs are included in Operating Expenses for subsequent Expense Years).  Landlord shall (i) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) Landlord shall not collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses.

4.2.4.3      Operating Expenses: Exclusions.  The following shall be excluded from Operating Expenses:

(i)            Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

(ii)           Costs of alterations or improvements to the Premises or the premises of other tenants as a part of any lease to Tenant or other tenants;

(iii)          Depreciation or interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease (except to the extent the same may be made to pay or reimburse, or may be measured by, ad valorem taxes);

(iv)          Costs of correcting defects in or inadequacy of the initial design or construction of the Building or the Project;

(v)           Expenses directly resulting from the negligence of Landlord, its agents, servants or employees;

(vi)          Legal fees, space planners’ fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with the original development or original leasing or future leasing of the Building or the Project;

(vii)         Costs for which Landlord is reimbursed or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, and costs reimbursed or reimbursable by any tenant or occupant of the Project or by insurance from its insurance carrier or any insurance carrier of any tenant;

(viii)        Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(ix)           Expenses in connection with services (including sub-metered utilities) or other benefits of a type which are not standard for the Building or the Project, and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building or the Project whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(x)            Costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building or the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant or other tenants may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the Building or the Project operations, disputes of Landlord with Building or the Project management, or outside fees paid in connection with disputes with other tenants;

(xi)               The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

(xii)              Fines, penalties, late fees or interest on delinquent payments (interest included on real property taxes as a part of a bonded assessment included in real property taxes shall be included as a part of Tax Expenses (hereafter defined));

(xiii)             Costs incurred due to the violation by Landlord of the terms and conditions of any underlying ground lease pertaining to the Building or the Project;

(xiv)            Any damage or loss resulting from any casualty insured against by Landlord, or if not so insured, then excluding any damage or loss resulting from the type of casualty which is normally insured against by owners of first-class office buildings in Los Angeles County, except to the extent of customary deductibles (provided that any such deductibles with respect to earthquake insurance shall not exceed in any single calendar year an amount greater than $1.00 per rentable square foot of the Premises);
(xv)             All costs in connection with the ownership, operation and maintenance of any garage facilities not located within and as a part of and available for use by the tenants of the Building or the Project;

(xvi)            Any costs in connection with any portion of the ground floor or any mezzanine levels, or any other floor in the Building or the Project devoted primarily to retail operations for the general public, except normal electrical current and other services supplied by Landlord as if such retail premises were offices, provided such tenant pays its appropriate pro rata share of Operating Expenses.

(xvii)           Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(xviii)          Any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Project to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(xix)             Electric power costs for which any tenant directly contracts with a public service company;

(xx)              Costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(xxi)             Tax penalties;

(xxii)            Costs arising from Landlord’s charitable or political contributions;

(xxiii)           Any finders fees, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Project office, once per year;

(xxiv)           Costs of any training or incentive programs, other than for tenant life safety information services;

(xxv)            In-house legal and/or accounting (as opposed to office building bookkeeping) fees;

(xxvi)           Costs for extra or after-hours HVAC, utilities or services which are provided to Tenant and or any occupant of the Building and as to which Tenant or such other occupants are separately charged;

(xxvii)          Costs of capital repairs and alterations, capital improvements and equipment and other capital expenses except as set forth in items 4.2.4.1(xii) and (xiii), above;

(xxviii)         Costs of any tenant relations parties, events or promotions, except to the extent the cost of comparable events are included in the Base Year calculation of Operating Expenses;

(xxix)       Any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord;

(xxx)        All items and services for which Tenant or any other tenant in the Project is obligated to fully reimburse Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(xxxi)       Rent for any office space occupied by Project management personnel to the extend the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(xxxii)      Landlord’s general corporate overhead and general administrative expenses;

(xxxiii)     Any property management fee and/or asset management fee that, when expressed as a percentage of gross revenue, exceeds the percentage of gross revenue actually charged during the Base Year;

(xxxiv)     Costs incurred to comply with Applicable Law with respect to “hazardous materials,” as that term is defined in Section 29.36 of this Lease, which were in existence in the Building or on the Project prior to the Lease Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then knowledge of the presence of such hazardous materials, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such hazardous materials; and costs incurred with respect to hazardous materials, which hazardous materials are brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant and is of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal, remediation or other action with respect to such hazardous material;

(xxxv)      Any entertainment, dining or travel expenses for any purpose, except to the extent comparable expenses are included in the Base Year calculation of Operating Expenses;

(xxxvi)     In the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis;

(xxxvii)    Any reserves retained by Landlord; and

(xxxviii)   Costs incurred to correct any violations or non-compliance with Applicable Law, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease and such violations or non-compliance were in existence in the Building or on the Project prior to the Lease Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then knowledge of the violations or non-compliance, in the state, and under the conditions that they then were occurring in the Building or on the Project, would have then required correction with respect to such violations or non-compliance.

4.2.4.4      It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts taken by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building or the Project.  If capital items which are customarily purchased by landlords of first-class office buildings in the Long Beach area are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant’s Share of Operating Expenses beyond that which would have applied had the item in question been purchased.  In the calculation of any expenses hereunder, it is understood that no specific expense shall be charged more than once.  Landlord shall use its reasonable efforts to effect an equitable proration of bills for services rendered to the Building or the Project and to any other property owned or managed by Landlord.  Landlord agrees to keep books and records showing the Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained by Landlord on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts.

4.2.4.5      Adjustments to Tenant’s Share.  Should additional office or commercial rentable areas or any additional buildings be constructed or incorporated by Landlord into and as a part of the Building or the Project, as Landlord may elect at Landlord’s sole discretion, whether at date of completion of construction, date of substantial occupancy, or at a later date, or should the Building or the Project be joined with or subsequently severed from an adjacent office building or buildings and/or any parking areas or a parking structure also owned or operated by Landlord or any of its related entities, as Landlord may elect at Landlord’s sole discretion, then Tenant’s Share shall be appropriately adjusted upon such incorporation or severance by Landlord of the additional office or commercial or parking area or areas into or with or from the Building or the Project.  Furthermore, in the event that one tenant occupying all or a substantial portion of the Building should be required or elect (for example, in instances where governmental security clearances are required), with Landlord’s permission, to perform all of its own janitorial and/or interior maintenance services, and/or pay directly its own utility consumption, then there may be two (2) or more separate Tenant’s Shares applicable to Tenant, which Landlord shall determine at Landlord’s sole discretion from time to time based upon all facts then existing, so that all tenants shall be obligated on a reasonable basis for their respective tenant’s shares of all Operating Expenses for the Building, and the portion of the Operating Expenses for the Common Areas allocated to the Building.  For example, one of such Tenant’s Shares could relate to the rentable square feet of all tenants who receive janitorial, maintenance and other similar services, and/or who pay directly their own utilities, and one of which could relate to the balance of interior services and all Building common area services (landscaping, window washing, exterior maintenance, etc.) and insurance costs and real property taxes.  Landlord shall give notice to Tenant and other affected tenants of Landlord’s election to use either one or more Tenant’s Shares applicable to Tenant from time to time for the Building or the Project, or both, promptly after any such election, and the resultant change in Tenant’s Share thereafter shall be binding upon Tenant.  The allocation of Operating Expenses and Common Areas may be adjusted from time to time by Landlord, as the facts and circumstances reasonably require, without prior notice to Tenant; provided, however, Landlord shall thereafter notify Tenant of any such adjustment and, following written request from Tenant, provide reasonable documentation of the facts and circumstances pursuant to which such adjustment was made.

4.2.4.6      Proration of Operating Expenses.  Should this Lease commence or terminate at any time other than the first or last day of the calendar year, respectively, the amounts due as Additional Rent pursuant to Article 4 for the commencement or termination year only shall be prorated pursuant to the method provided in Article 3 of this Lease.

4.2.5            Taxes.

4.2.5.1      “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2      Tax Expenses shall include, without limitation:  (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3      Any reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses (excluding, however, those costs and expenses incurred by Landlord in securing any Proposition 8 reduction as set forth in Section 4.2.5.4., below) shall be included in Tax Expenses in the Expense Year such expenses are paid.  Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4      Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.  The amount of property taxes for the Base Year attributable to the valuation of the Project and Building, inclusive of tenant improvements, shall be known as the “Base Taxes.”  If in any calendar year subsequent to the Base Year, the amount of property taxes decreases below the amount of Base Taxes, then for purposes of all subsequent calendar years, including the calendar year in which such decrease in Property Taxes occurred, the Base Taxes, and therefore the Tax Expenses for the Base Year, shall be decreased by an amount equal to such decrease in property taxes.  The Tax Expenses for the Base Year shall not include increases due to extraordinary circumstances.

4.2.6            “Tenant’s Share” shall mean the percentages set forth in Section 6 of the Summary.

4.3          Allocation of Direct Expenses.

4.3.1            Method of Allocation.  The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.  Following Tenant’s written request, Landlord shall provide Tenant with a copy of the calculations described in this Section 4.3.1 which are applicable to the Premises.

4.3.2            Cost Pools.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion.  Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project.  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and reasonable manner.  Following Tenant’s written request, Landlord shall provide Tenant with a copy of the calculations described in this Section 4.3.2 which are applicable to the Premises.

4.4          Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1            Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall use commercially reasonable efforts to give to Tenant within one hundred fifty (150) days following the end of the Base Year and each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  Notwithstanding the foregoing, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the expiration or any earlier termination of this Lease, provided that in any event Tenant shall be responsible for Tenant Share of any Direct Expenses levied by any governmental authority at any time (but not more than three (3) calendar years, following the expiration or earlier termination of this Lease which are attributable to any Expense Year.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2            Statement of Estimated Direct Expenses.  In addition, Landlord shall use commercially reasonable efforts to give to Tenant within one hundred fifty (150) days following the commencement of the Base Year and each Expense Year and a yearly expense estimate statement (the “Estimate Statement”) which shall set forth, on a line-item by line-item basis Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the Base Year or then-current Expense Year (as applicable) shall be and, with respect to each Expense Year, the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary, provided that, Landlord shall promptly notify Tenant of such revision to any Estimate Statement or Estimated Excess.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5          Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1            Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2            If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation materially higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3            Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6          Tenant’s Audit Rights.  Notwithstanding anything to the contrary contained in this Lease, provided that Tenant is not then in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), if Tenant reasonably disputes any amounts set forth in any Statement described above in this Article 4, Tenant will have the right, at no cost or expense to Landlord (except as otherwise provided in this Section 4.6 below), to cause Landlord’s general ledger of accounts with respect to such disputed Statement only to be audited by a nationally recognized firm of certified public accountants reasonably approved by Landlord or by a certified public accountant mutually acceptable to Landlord and Tenant, either of which has prior experience in the review of financial statements and which shall not be retained by Tenant on a contingency basis; provided, however, Tenant shall not have the right to perform any such audit more than one (1) time for any calendar year during the Lease Term.  Any audit conducted by or on behalf of Tenant shall commence within six (6) months following Tenant’s receipt of the relevant Statement, shall be conducted in a diligent manner, and shall be completed no later than eighteen (18) months following Tenant’s receipt of such relevant Statement.  In addition, such audit shall be conducted at Landlord’s office during Landlord’s normal business hours and in the manner so as to reasonably minimize interference with Landlord’s business operations.  Landlord shall have no obligation and Tenant shall have no right to make photocopies of any of Landlord’s ledgers, invoices or other items.  Tenant’s audit shall be limited to an on-site review of Landlord’s general ledger of accounts.  The amounts payable under this Section 4.6 by Landlord to Tenant or to Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit.  If such audit discloses an overstatement of Direct Expenses in excess of seven percent (7%) for such calendar year, Landlord will reimburse Tenant for the reasonable cost of the audit; otherwise the cost of such audit including Landlord’s costs incurred in complying with such audit shall be borne by Tenant.  Tenant agrees to keep, and to cause its accountant and employees to keep, all information revealed by any audit of Landlord’s books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord, unless compelled to do so by a court of law.  Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.  The provisions of this Section 4.6 shall survive the expiration or earlier termination of this Lease.

ARTICLE 5

USE OF PREMISES

5.1          Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2          Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization when used for any purpose other than general office or administrative use (e.g., when used for the treatment of patients, as a hospital or other care facility or emergency room, etc.); (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations.  Tenant shall not allow occupancy density of use of the Premises which is materially greater than the average density of the other tenants of the Building and Comparable Buildings using their premises under lease for uses comparable to the Permitted Use; provided, however, Landlord hereby acknowledges that it has reviewed those certain space plans prepared by Shlemmer Algaze & Associates dated April 2, 2008, referencing Project No. 20.70.6276, consisting of two (2) sheets, one entitled Space Plan, Sheet No.: H FOR THE 5th FLOOR, and one entitled Space Plan, Sheet No.: H for Suite 620 (collectively, the “Final Space Plan”) submitted by Tenant to Landlord on April 9, 2008, and Landlord agrees that the anticipated occupancy density of use of the Premises as depicted in such space plan is hereby deemed to not be in violation of the occupancy density requirement set forth in this sentence; provided, further, however, Landlord’s review of such space plan shall not imply that Landlord has reviewed the same for quality, design, code compliance or other like matters and shall not relieve Tenant of any of Tenant’s obligations with respect to the delivery of any space plans, construction documents or drawings or other similar documents as set forth in the Work Letter.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

5.3          CC&Rs.  Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project.  Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs.  Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.  Landlord represents that, as of the date of this Lease, there are no existing CC&Rs affecting the Project that this Lease would violate or that prohibit Tenant’s use of the Premises for the Permitted Use.

ARTICLE 6

SERVICES AND UTILITIES

6.1          Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1            Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (the “Building Hours”), except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”).

6.1.2            Subject to the other terms of this Lease, Landlord shall provide electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment.  The connected electrical load of Tenant’s incidental use equipment shall not exceed that generally consumed by a normal general office user in the Project during the Building Hours on a monthly basis (provided that this limit shall not be deemed exceeded if the connected load of Tenant’s incidental use equipment does not exceed two and a half (2.5) watts per usable square foot of the Premises), and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes.  The connected electrical load of Tenant’s lighting fixtures shall not exceed that generally consumed by a normal general office user in the Project during the Building Hours on a monthly basis (provided that this limit shall not be deemed exceeded if the connected load of Tenant’s lighting fixtures does not exceed one and a half (1.5) watts per usable square foot of the Premises), and the electricity so furnished for Tenant’s lighting will be at a nominal 277/480 volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24.  Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters.  Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3            Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4            Landlord shall provide Building standard janitorial services to the Premises five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

6.1.5            Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and shall have one elevator available at all other times.

6.1.6            Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.1.7            Landlord shall provide access-control services in the Building materially similar to that provided at Comparable Buildings, including the provision of twenty-four (24) hours per day, seven (7) days per week, on-site Project access control equipment, personnel, procedures and/or systems.  Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or project of any person.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2          Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord.  If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption (or an equitable portion thereof, if such equipment serves more than one tenant), and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices (or an equitable portion thereof, if such devices serve more than one tenant).  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, and except for office calculators, dictation equipment, copier machines, personal computers, and other similar office equipment consistent with general office use in Comparable Buildings, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such reasonable prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at an hourly rate of Forty-Five Dollars ($45.00), which rate shall be subject to increase but only to the extent that Landlord’s “Actual Cost” (defined below) of providing such after-hours utilities to Tenant shall increase  (which shall be treated as Additional Rent).  For purposes of this Lease, “Actual Cost” shall mean the actual cost incurred by Landlord, as reasonably determined by Landlord but without charge for depreciation, profit, overhead or administration, provided that, notwithstanding the foregoing, any amount actually charged by any unrelated third party to Landlord for the supply of such utilities shall be deemed Landlord’s “Actual Cost.”

6.3          Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (other than as expressly set forth in Section 19.6.2 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause or the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities or services, or the limitation, curtailment, rationing or restriction by governmental authority or utility company action on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, the Building or the Project; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (other than as expressly set forth in Section 19.6.2 below) or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.  Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

6.4          Metered Utilities.  Notwithstanding any contrary provision of this Lease, Tenant agrees to bear no less than that portion of the cost of the services provided by Landlord described in this Article 6, which clearly reflects the use by Tenant upon or with respect to the Premises and the services provided by Landlord with respect thereto, such as computer utility costs and unusual electricity, air conditioning, heat or water requirements; and Landlord may, in its reasonable discretion, increase or decrease, from time to time during the Term of this Lease, the portion of such costs of such services to be paid by Tenant so that such portion accurately reflects Tenant’s use thereof in excess of the building standards reasonably established by Landlord from time to time for normal office use and thereafter disclosed in writing to Tenant; provided, however, Tenant’s use of electricity shall not be deemed in excess of the Building standards if such use does not exceed the standards set forth in Section 6.1.2, above.  Landlord may, in its reasonable discretion, install separate meters or submeters to measure, or Landlord’s engineering department may estimate using industry standards, the consumption by Tenant of utility resources in excess of the building standards reasonably established by Landlord from time to time for normal office use.  The cost of any such meters (or an equitable portion thereof if any such meters serve more than one tenant) and of the installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord as Additional Rent for all such water, electric current or other resource consumed, as shown by said meters, or as Landlord’s engineering department may estimate using industry standards, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other utility service or resource consumed or used by Tenant outside of normal business hours or normal business days (including heat, air conditioning or elevator use) at the rates and pursuant to the advance notice requirements and the procedures therefor established by Landlord from time to time.  Landlord shall bill Tenant periodically for the Actual Cost of utility usage upon or with respect to the Premises, in excess of the building standards reasonably established by Landlord from time to time for normal office use, and the amount of such bill shall be payable within thirty (30) days of Tenant’s receipt thereof, provided that any such bill is accompanied by reasonable documentation of Tenant’s excess usage.

6.5          Tenant’s Obligations.  Tenant shall pay for, prior to delinquency, all telephone and all other materials and services not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease.  Tenant shall also pay, prior to delinquency, all charges and fees required to be paid by Tenant pursuant to the Rules and Regulations.

6.6          Tenant’s Security System.  Tenant may, at its own expense, install its own security system in the Premises (provided, that such use shall be at Tenant’s sole risk).  Tenant shall coordinate the installation and operation of Tenant’s security system with Landlord to assure that Tenant’s security system is compatible with Landlord’s security system and the Building systems and equipment.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s security system.  Any new security system or modifications to the existing security system shall be subject to Article 8 of this Lease.

ARTICLE 7

REPAIRS

Landlord shall maintain in good operating order and keep in good repair and condition the structural portions of the Building, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, fountains, water falls, exterior Project signage, stairwells, elevator cabs, plazas, art work, sculptures, men’s and women’s washrooms, building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) and the mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors, are not located in the Premises, and/or do not exclusively service the Premises (collectively, the “Building Systems”).  Notwithstanding any provision in this Lease to the contrary, Tenant shall be required to pay Landlord directly for the cost of any repair to the Building Structure and/or the Building Systems to the extent required because of Tenant’s use of the Premises for other than the normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”).  Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, all systems and equipment therein, and the floor or floors of the Building on which the Premises are located (collectively, the “Maintenance Items”), in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure and the Building System except pursuant to the BS/BS Exception).  Tenant agrees to repair any damage to the Premises, Building or Project caused by or in connection with Tenant’s use thereof, or the use of Tenant’s agents or employees, or the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at the Tenant’s sole cost and expense.

In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within a commercially reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances and/or Maintenance Items (but such obligation shall not extend to the Building Structure and the Building System except pursuant to the BS/BS Exception), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant.  In addition, Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost, maintain all Maintenance Items in accordance with specifications set forth in their respective then currently updated operating manuals and shall, upon request from Landlord, provide certifications or other documentation acceptable to Landlord that the such Maintenance Items have been and are being maintained to such operating manual specifications;  provided however, that, at Landlord’s option, or if Tenant fails to make such repairs and/or maintain any Maintenance Items as required herein, Landlord may, but need not, make such repairs and replacements or perform such maintenance and/or contract with a service provider to perform such maintenance on a regular basis, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements or maintenance forthwith upon being billed for same.  Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable notice to Tenant to perform maintenance on and make repairs to the Premises as described in the preceding sentence, or to make such repairs, alterations, improvements or additions to the Project or to any equipment located in the Project as Landlord shall reasonably desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.  Tenant hereby waives the right to make repairs at Landlord’s expense under the provisions of any laws permitting by a tenant at the expense of Landlord to the extent allowed by law, in that Landlord and Tenant have by this Lease made specific provision for such repairs and have defined their respective obligations relating thereto and Tenant expressly waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1          Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent but upon at least twenty (20) days prior written notice to Landlord, to do the following: make strictly cosmetic, non-structural Alterations which do not require the issuance of a building permit or other governmental approval (such Alterations may be specifically referred to as “Cosmetic Alterations”) to the Premises that do not (i) involve the expenditure of more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any Lease Year; (ii) affect the exterior appearance of the Building or (iii) affect the Building Systems or the Building Structure.   Except for Section 8.5 and Section 8.7, below, the construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2          Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only mechanical, electrical and plumbing contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord (and all other contractors, subcontractors, materials, mechanics and materialmen shall be reasonably approved by Landlord in writing).  Landlord may further condition its approval of any proposed Alteration requested by Tenant upon some or all of the following requirements:  (a) that such Alteration shall comply with Landlord’s then existing reasonable building standards for tenant improvement work; (b) that Landlord or its designee shall act as the contractor for the performance of such Alteration (provided that Landlord’s or its designees costs and/or fees for such Alterations work shall be competitive); (c) that Landlord shall supervise the performance of such Alteration; (d) that subcontractor and/or consultants specified or approved by Landlord shall be utilized to insure the integrity of the Building mechanical and electrical systems; and (e) in connection with any alterations that are reasonably estimated to cost in excess of $100,000.00 in the aggregate, that Tenant provides Landlord, at Tenant’s sole cost and expense, a performance and/or payment bond or a lien and completion bond in an amount equal to one and one-half (1½) times the estimated cost of the Alterations, to insure Landlord that said Alterations shall be completed satisfactorily to Landlord (provided, however, that in no event shall the foregoing requirement to provide such bond(s) apply to the Original Tenant or any Permitted Transferee).  Notwithstanding the foregoing, with respect to Alterations which involve 10,000 rentable square feet or more of the Premises, Tenant shall not be required to use Landlord or its designee as the contractor for the performance of such Alteration work as set forth in subclause (b), above, and Tenant shall be entitled to competitively bid such Alteration work to contractors selected by Tenant and reasonably approved by Landlord in writing (the “Bidding Contractors”), provided that Landlord shall have the right to require that Landlord or its designee be among the Bidding Contractors and be permitted to submit a bid to Tenant in connection with such Alteration work.  If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.  If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s reasonable rules and regulations concerning such hazardous materials or substances.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Long Beach, all in conformance with Landlord’s reasonable construction rules and regulations.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building.  The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the management office for the Project a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3          Payment for Improvements.  If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors.  Whether or not Tenant orders any work directly from Landlord, with respect to all Alterations for which Landlord’s consent is required (i.e., not including Cosmetic Alterations) there shall be included within the cost of such work and Tenant shall pay to Landlord a fee for Tenant’s use of Landlord’s personnel involved with the supervision, coordination, inspection and the like pertaining to such Alterations.  Said fee shall be three percent (3%) of the cost of the Alterations if the Alterations are performed by an outside general contractor (whether employed by Landlord or Tenant) and eight percent (8%) of the cost of the Alterations (including Landlord’s overhead, profit, general conditions and construction and/or supervision fee) if Landlord (or a subsidiary or an affiliate of Landlord) is acting as the general contractor, and such fee shall be paid by Tenant within ten (10) days after rendition of an invoice therefor.

8.4          Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.5          Landlord’s Property.  Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, Cosmetic Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except as more particularly set forth below, and (ii) the Improvements to be constructed in the Premises pursuant to the terms and conditions of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any improvement allowance funds, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations, Cosmetic Alterations, or improvements in the Premises, (excluding the “Improvements” (as that term is defined in the Work Letter), the removal of which shall be as set forth in Section 8.6, below and in the Work Letter), and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, notwithstanding the foregoing, in the event that, at the time Tenant requests Landlord’s consent to any Alterations, if Tenant also requests in writing a determination of whether Landlord will require restoration and/or removal of the particular Alterations (or Cosmetic Alterations) or portions thereof for which consent is being requested upon expiration or any earlier termination of this Lease, Landlord shall so notify Tenant along with Landlord’s consent (if such consent is given) (or, with respect to any Cosmetic Alterations, within five (5) business days following Landlord’s receipt of notice from Tenant of such Cosmetic Alterations).  Notwithstanding the foregoing or the terms of Section 8.6 below or Section 2.3 of the Work Letter, Tenant shall, without the necessity of any such notice from Landlord, be required to (I) repair any damage to the Premises and Building caused in connection with the installation, construction or alteration of the “Improvements” (as that term is defined in the Work Letter), including, but not limited to, the repairing and restoring of any holes or saw cuts in the walls or ceiling, (II) remove all cabling and other “Lines” (as that terms is defined in Section 29.32, below), and (III) repair any damage to the Improvements themselves (normal wear and tear excepted).  If Tenant fails to complete any such removal and/or to repair any damage caused by the removal of any Alterations, Cosmetic Alterations, or improvements in the Premises (including items (I)-(III), above), and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord prior to the expiration or earlier termination of this Lease, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, and/or (B) Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, Cosmetic Alterations, improvements, fixtures and/or equipment in, on or about the Premises, except to the extent that such liability, cost, obligation, expense or claim of lien is due to the willful misconduct or gross negligence of Landlord, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6          Landlord Restoration Work With Regard to Improvements.  Landlord shall, by written notice (the “Landlord Restoration Work Notice”) delivered to Tenant not sooner than eight (8) months prior to the expiration of the initial Lease Term, inform Tenant of the estimated cost (the “Landlord Restoration Work Cost”) to remove and/or restore the following Improvements (the “Landlord Restoration Items”) from the Premises (all of which removal and restoration shall be to Landlord’s then applicable Building standards, using Building standard materials, procedures and finishes): (i) restoration of the currently existing multi-tenant corridor on the fifth (5th) floor of the Building which is anticipated to be removed by Tenant as part of Tenant’s construction of the Improvements, (ii) restoration of the elevator lobby on the fifth (5th) floor of the Building; (iii) removal of the walls and doors of certain offices and identified as office numbers 561, 562, 563, 564, 565, 566, 567, 569, 571, and 572 on the Final Space Plan, and return the area occupied by such offices to open office space, including, without limitation, restoration of the ceiling, lighting, sprinklers, and HVAC distribution, and restoration of all areas affected by any such removal to match existing finishes, (iv) removal of all floor mounted electrical boxes installed by Tenant throughout the Premises, including all corresponding conduit and wire, and repair of all floor penetrations, (v) removal and restoration of accordion doors, interior closets, and the three (3) entrances furthest away from the elevator lobby in Suite 620, (vi) removal of any wall coverings installed in connection with the Improvements and skim coat such walls to return surface to a smooth, even, paint-ready condition, and (vii) as more particularly set forth in Section 2.3 of the Work Letter, (as that term is defined in the Work Letter), any other Improvements that Landlord identifies at the time of Landlord’s review and approval of the “Final Working Drawings” (collectively, the “Landlord Restoration Work”).  Such Landlord Restoration Work Cost shall include all costs related to plans, permits, approvals and other documents issued by any governmental agency in connection with the Landlord Restoration Work.  Landlord shall determine the Landlord Restoration Work Cost by competitively bidding the Landlord Restoration Work to not less than three (3) contractors, and the lowest qualified bid (after necessary adjustments are made for exclusions or qualifications to such bids) shall be the basis for the determination of the Landlord Restoration Work Cost.  Within ten (10) business days following Tenant’s receipt of the Landlord Restoration Work Notice, Tenant shall pay to Landlord the full amount of such Landlord Restoration Work Cost.  Provided that Landlord shall have received Tenant’s payment of the Landlord Restoration Work Cost within such ten (10) business day period, Tenant shall have no further removal and restoration obligations with respect to the Landlord Restoration Items.  Notwithstanding the foregoing provisions of this Section 8.6, in the event that Tenant properly exercises its option to extend the Lease Term for the Option Term pursuant to the terms and conditions set forth in Section 2.2, above, Tenant’s obligation to pay the Landlord Restoration Work Cost shall be waived; provided, however, in the event that despite Tenant’s exercise of its option to extend the Lease Term, the Lease Term is not actually extended for any reason, then the foregoing waiver of Tenant’s obligation to pay the Landlord Restoration Work Cost shall not apply as otherwise set forth in this sentence.  Neither the terms of this Section 8.6 or the terms of Section 2.3 of the Work Letter shall apply to Tenant’s removal obligations with respect to Alterations, which shall be governed by the terms and conditions set forth in Section 8.5, above.

8.7          Recognition of Landlord’s Notice of Nonresponsibility.  Before commencing any such work or construction in or about the Premises (provided Tenant has theretofore obtained Landlord’s consent to the particular Alteration if required under this Lease), Tenant shall notify Landlord at least twenty (20) days in advance in writing of the expected date of commencement thereof.  Landlord shall have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord deems necessary to protect the Premises and Landlord from the liens of mechanics, laborers, materialmen, suppliers or vendors.  In the event that any liens are filed against the Premises by any mechanics, laborers, materialmen, suppliers or vendors, Tenant shall execute and/or cause the necessary parties to execute such lien releases as may be requested by Landlord to clear such liens from the Premises.  In addition,

Tenant covenants and agrees that it shall cause any and all contractors or other parties engaged by Tenant in connection with the construction of any Alterations, improvements, maintenance, repairs or other items to timely execute and deliver to Landlord a written acknowledgment in Landlord’s standard form waiving, to the fullest extent permitted by law, any rights granted under any applicable owner’s participation doctrine or related doctrines, rules, laws, ordinances, etc. and to further acknowledge that Landlord’s Notice of Nonresponsibility (in Landlord’s standard form) in connection therewith has been verified, has been properly posted, is valid and enforceable against such party.  Tenant shall indemnify, defend and hold harmless Landlord in connection with any failure of Tenant to comply, or failure to cause any such contractors or other parties to comply, with the terms of this Section 8.7 of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Landlord shall have the right at all reasonable times to post and keep posted on the Premises any  notices which it deems necessary for protection from such liens.  Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1        Indemnification and Waiver.  Except to the extent caused by the active negligence or willful misconduct of any Landlord Party (as defined herein), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, and employees (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including, but not limited to, court costs and reasonable attorneys’ fees), except to the extent arising from the active negligence or willful misconduct of any of the Landlord Parties,  incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d)  any wrongful acts or omissions, or negligence of Tenant or of any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; or (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind.  Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to

Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2        Landlord’s Fire, Casualty and Liability Insurance.

10.2.1          Landlord shall maintain Commercial General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas and with respect to Landlord’s activities in the Premises.

10.2.2          Landlord shall insure the Base Building and Landlord’s remaining interest in the Tenant Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss – Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage).

10.2.3          Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler & Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.2.4          The foregoing coverages may contain commercially reasonable deductible amounts, and be on such other terms and conditions (including policy limits) and issued by such carriers, as Landlord may from time to time reasonably determine.

10.2.5          Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof.

Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are generally carried by landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1          Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations in, on or about the Premises, and contractual liabilities covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability*	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability*	$5,000,000 each occurrence $5,000,000 annual aggregate

*NOTE:  A single limit of $5,000,000 for Bodily Injury and Property Damage on an “occurrence” basis or a combination of the GL and an Umbrella or Excess Policy may be used to complete the requested limits.

10.3.2          Physical Loss or Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Improvements”, as that term is defined in Section 2.1 of the Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall be written on a broad form basis for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing loss of income coverage for a period of one year.

10.3.3          Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4        Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or a material policy change be made unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord.  All commercial general liability and property damage liability policies maintained by Tenant will contain a provision that Landlord and any other additional insured, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord, Landlord’s agents, and Landlord’s employees as a result of the acts or omissions of Tenant.  The insurance required to be maintained by Tenant under this Article 10 may be subject to commercially reasonable deductibles (not to exceed  $100,000); provided, however, that the Original Tenant (and any Permitted Transferee to whom all of Tenant’s interest in this Lease has been assigned) shall be permitted to maintain commercially reasonable deductibles (in excess of $100,000) in connection with its coverage for perils caused by flood, windstorm and/or earthquakes.  Tenant shall deliver certificates evidencing such policies to Landlord before the earlier to occur of (A) Lease Commencement Date, and (B) the date Tenant commences to occupy any portion of the Premises, and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such certificates to Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5        Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.  Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.5 and to obtain such waiver of subrogation rights endorsements.

10.6        Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1        Repair of Damage to Premises by Landlord.  To the extent that Landlord does not already have actual knowledge of the same, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all applicable insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; unless Landlord shall make available to Tenant, during the period of such repair, other space in the Building or the Project which is reasonably suitable for the temporary conduct of Tenant’s business; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the undertaking of such repair, reconstruction or restoration.  Landlord shall have no obligation to carry insurance of any kind on Tenant’s Alterations or upon Tenant’s goods, furniture or furnishings or on Tenant’s property, and Landlord shall not be obligated to repair any damage thereto or to replace the same.  Tenant hereby waives the provisions of any California law which is in conflict with the provisions of this Article 11.

11.2        Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project,

and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within ninety (90) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (subject to reasonable deductible amounts); or (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term ; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually substantially completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.  It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

11.3        Mutual Release.  Upon any termination of this Lease under any of the provisions of this Article 11, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which have theretofore accrued and are then unpaid or for the return of any Security Deposit or prepaid Rent and except for any provisions contained in this Lease expressly designated as surviving the expiration or earlier termination of this Lease.

11.4        Delay in Restoration.  Tenant shall not be released from any of its obligations under this Lease by reason of fire or other casualty, except to the extent and upon the conditions expressly stated in this Article 11.  Notwithstanding anything to the contrary contained herein, should Landlord be delayed or prevented from repairing or restoring the damaged Premises by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, delays in effecting insurance recovery, or any other cause beyond the reasonable control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration for a period equal to such delay or prevention.

11.5        Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  No taking of a portion of the Building not including the Premises, no taking of another building within the Project, no taking of Project common area and no taking of Building common area shall permit Tenant to terminate this Lease, unless Tenant is thereby prevented on a permanent basis from obtaining access to the Premises.  If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1        Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all then existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, not to exceed Two Thousand and No/100 Dollars ($2,000.00) in the aggregate per Transfer in the ordinary course of business.

14.2        Landlord’s Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1          The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building (as reflected by the then existing tenants of the Building and their respective permitted uses vis-à-vis their location in the Building);

14.2.2          The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3          The Transferee is either a governmental agency or instrumentality thereof;

14.2.4          The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5          The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6          The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7          Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord to lease space in the Project at such time, and Landlord has comparable space in the Project available to lease to such Transferee; or

14.2.8          The Transferee does not intend to occupy the entire Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.  Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent, except to the extent that a court of competent jurisdiction, in connection with Tenant’s or a proposed Transferee’s suit for contract damages, declaratory judgment and/or injunction as set forth above, determines that Landlord unreasonably withheld or delayed its consent to a Transfer under this Article 14.

14.3        Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions and/or marketing fees payable by Tenant in connection with the Transfer, (iv) any key money, bonus money or other cash consideration paid by Tenant to Transferee for furniture, fixtures, equipment and/or similar items; (v) any attorney fees actually incurred by Tenant in connection with such Transfer; (vi) any lease takeover incurred by Tenant in connection with the Transfer; and (vii) out-of-pocket costs of advertising the space subject to the Transfer (collectively, “Subleasing Costs”).  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer; provided, however, under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all applicable Tenant’s Subleasing Costs for each applicable Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Tenant’s Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved.

14.4        Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice.  Thereafter, Landlord shall have the option, by giving written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  However, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) days after Tenant’s receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer.  Tenant’s failure to so notify Landlord in writing within said ten (10) day period shall be deemed to constitute Tenant’s election to allow the Recapture Notice to be effective.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same; and Landlord shall (a) install, on a commercially reasonable basis, any corridor and/or demising wall, at Landlord’s expense, which is required as a result of the termination of the Lease with respect to less than the entire Premises, (b) balance the HVAC on the floor containing the Premises, and (c) perform any electrical or plumbing work necessary to separate the portion of the Premises that is terminated from the remainder of the Premises.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of ninety (90) days (the “Ninety Day Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Ninety Day Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Ninety Day Period (or if a Transfer is so consummated, then upon the expiration of the term of any

Transfer of such Contemplated Transfer Space consummated within such Ninety Day Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5        Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord’s costs of such audit.

14.6        Additional Transfers.  For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7        Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default under this Lease (beyond the applicable notice and cure period provided in this Lease), Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8        Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, or (iii) an assignment of the Lease or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (an “Affiliate”), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.  The transferee under a transfer specified in items (i), (ii), or (iii) above shall be referred to herein as a “Permitted Transferee”).  “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1        Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2        Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment (including, without limitation, all telephone or other form of communication lines or wires owned and/or installed by Tenant), business and trade fixtures, free-standing cabinet work, movable partitions, all signs and placards, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.  Landlord may elect to retain or dispose of, in any manner, any Alterations or Tenant’s personal property that Tenant does not remove (and was not directed by Landlord to remove) from the Premises on the expiration or termination of the Term.  Title to any such Alterations or Tenant’s personal property that Landlord elects to retain or dispose of on expiration of the Term shall vest in Landlord.  Tenant hereby waives any rights it may have to notice under Civil Code sections 1980 et seq. with respect to such Alterations or Tenant’s personal property.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s personal property pursuant to this Section 15.2.  Tenant shall be liable to Landlord for Landlord’s costs for storing, removing and disposing of any Alterations or Tenant’s personal property pursuant to this Section 15.2 and shall indemnify and hold Landlord harmless from the claim of any third party to an interest in said personal property.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred twenty-five percent (125%) during the first (1st) sixty (60) days of such hold over, and one hundred fifty percent (150%) for the second (2nd) sixty (60) days of such hold over.  Thereafter, Rent shall be payable at a monthly rate equal to the product of (A) 200% and (B) the greater of (x) the Rent applicable during the last rental period of the Lease Term under this Lease, and (y) the then applicable fair-market rental rate applicable to the Premises as reasonably determined by Landlord.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  For purposes of this Article 16, a holding over shall include, without limitation, (i) Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the terms of Section 8.5, above, to remove any Alterations or improvements located within the Premises (including, without limitation, the Improvements) and replace the same as requested by Landlord with building standard tenant improvements and Original Improvements, or (ii) Tenant’s failure to remove items and restore the Premises as required in Article 15, above.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.  A termination or non-renewal of this Lease is not intended to be and shall not be deemed to be a breach of the covenant of good faith and fair dealing.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term (but in no event more frequent than once during any twelve (12) month period), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments within five (5) business days following Tenant’s receipt of a notice from Landlord that such estoppel certificate has not been timely executed and returned (within the above-referenced ten (10) business day period) shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.  This Article 17 shall be self-operative and no further instrument shall be required in order to effect it.

ARTICLE 18

MASTER GROUND LEASE; SUBORDINATION AND ATTORNMENT

18.1        Master Ground Lease.  This Lease is made subject and subordinate to that certain Ground Lease Agreement, dated December 30, 1988, by and between the City of Long Beach, a Municipal corporation (therein referred to as “Landlord” and in this Lease referred to as “Master Lessor”) and Landlord herein (therein referred to as “Developer”) (the “Master Ground Lease”).  The Master Ground Lease demises the real property constituting Parcels 5 and 6 of Parcel Map No. 16960, in the City of Long Beach, filed in Book 208, Pages 92 through 100 of Parcel Maps in the Office of the Los Angeles County Recorder.  An instrument entitled “Short Form Ground Lease,” dated January 26, 1989, between the Master Lessor and Landlord, which incorporated the Master Ground Lease, was recorded on January 31, 1989, as Instrument No. 89-159802, in the Official Records in the office of the Los Angeles County Recorder.  All references herein to the Master Ground Lease shall mean and include the Master Ground Lease as from time to time amended.  Landlord shall use commercially reasonable efforts to provide

Tenant with a nondisturbance agreement from Master Lessor in the form attached hereto as Exhibit “J”.

18.2        Subordination.  In addition to being subordinate to the Master Ground Lease, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.  This Section 18.1 shall be self-operative and no further instrument of subordination shall be required in order to effect it.

ARTICLE 19

DEFAULTS; REMEDIES

19.1        Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1          Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after Tenant’s receipt of notice that said amounts are past due; or

19.1.2          Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) business days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) business day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of thirty (30) days after written notice thereof from Landlord to Tenant; or

19.1.3          To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4          The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or the Work Letter where such failure continues for more than two (2) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2        Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1          Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, reasonable brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any commercially reasonable special concessions made to obtain a new tenant; and

(v)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2          Intentionally Omitted.

19.2.3          Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.4          Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 through 19.2.3, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3        Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4        Form of Payment After Default.  Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5        Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6        Default by Landlord.

19.6.1          Generally.  Landlord shall not be deemed to be in default in the performance of any obligation required by it under this Lease, or under any agreement executed in connection herewith, unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.  Nothing in this Article 19 shall be interpreted to mean that Tenant shall have the right to terminate this Lease or that Tenant is excused from paying any Rent due hereunder.

19.6.2          Abatement of Rent.  Notwithstanding any provision to the contrary set forth in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project, or Premises or the parking facility; (ii) any failure to provide services, utilities or ingress to and egress from the Building, Project, or Premises as required by this Lease; or (iii) damage and destruction of or eminent domain proceedings in connection with the Premises, Building, the Project or the parking facility servicing the Project (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such Notice, or occurs for ten (10) non-consecutive business days in a twelve (12) month period (provided Landlord is sent a Notice pursuant to Section 29.18 of this Lease of each of such Abatement Event) (in either of such events, the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses and charges for Tenant’s parking passes (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses and charges for Tenant’s parking passes (to the extent not utilized by Tenant) for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Base Rent and Tenant’s Share of Direct Expenses and charges for Tenant’s parking passes (to the extent not utilized by Tenant) shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that nothing in this Section 19.6.2, shall impair Tenant’s rights under Section 19.6.1, above.  To the extent Tenant is entitled to abatement because of an event covered by Articles 11 or 13 of this Lease, then the Eligibility Period shall not be applicable.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease (beyond the applicable notice and cure period provided in this Lease), including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, within five (5) business days following demand therefor, restore the Security Deposit to its original amount.  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term so long as Tenant is not in default under this Lease (beyond the applicable notice and cure period provided in this Lease).  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

ARTICLE 22

SUBSTITUTION OF PREMISES

With respect to (i) Suite 620, (ii) the Expansion Space, and (iii) any other space leased by Tenant in the Building and comprising less than a full floor (such items (i)-(iii) above are, individually or collectively, the “Eligible Space”), Landlord shall have the right to move Tenant from any such Eligible Space, upon sixty (60) days’ prior written notice of the date of such move, to other space in the Building which is reasonably comparable to the applicable Eligible Space in size, design, layout and improvements (“Substitution Premises”), and all terms hereof shall apply to the new space with equal force; provided, however, to the extent that any space comprising Eligible Space is immediately adjacent to or contiguous with another space comprising Eligible Space, then Landlord shall not have the right to only move Tenant from one such Eligible Space, but shall only have the right to move Tenant from all of such adjacent or contiguous Eligible Space.  In the event that Landlord elects to move Tenant from Eligible Space, Landlord shall (i) give Tenant not less than sixty (60) days’ prior written notice, (ii) provide Tenant, at Landlord’s sole cost and expense, a reasonable allowance for moving expenses, stationery, business cards and related items to replace those which become obsolete by such move, (iii) provide, at Landlord’s sole cost and expense, tenant improvements at least equal in quality and design to those in the applicable Eligible Space, including, without limitation, any Alterations or data and voice cabling which may have been installed in the applicable Eligible Space by Tenant and Landlord and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable.  Simultaneously with such relocation of such portion of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of such portion of the Premises.  In no event shall Tenant’s Rent be increased unless Tenant has requested a space larger than the applicable Eligible Space at the time of notice of relocation or unless Tenant has then currently been in negotiations with Landlord for expansion space.  Except as otherwise specified in this Article 22, such relocation of Tenant from the Eligible Space to other space in the Building shall have no effect on Tenant’s lease of the remainder of the Premises.  Notwithstanding anything to the contrary set forth in this Article 22, to the extent that all of the Eligible Space that is located on any one floor of the Building comprises, in the aggregate, at least seventy-five percent (75%) of the applicable rentable square footage on such floor of the Building, Landlord’s rights under this Article 22 shall be ineffective except to the extent that such Eligible Space shall at any point thereafter comprise, in the aggregate, less than seventy-five percent (75%) of the applicable rentable square footage on such floor of the Building.

ARTICLE 23

SIGNS

23.1        Full Floors.  Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2        Multi-Tenant Floors.  If other tenants occupy space on the floor on which any portion of the Premises is located, Tenant’s identifying signage on such floor shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3        Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items to the extent such items are visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.4        Building Directory.  A building directory will be located in the lobby of the Building.  Tenant shall have the right, at Tenant’s expense, to use up to ten (10) lines on such directory for the display of Tenant’s name or the name of any Affiliate occupying the Premises, which display shall be in Building standard font and size.  Any changes to such strip(s) on the Building directory shall be at Tenant’s sole cost and expense.

23.5        Monument Signage.

23.5.1          In General.  In addition to the signage rights set forth above in this Article 23, Tenant shall be entitled to install one (1) sign identifying Tenant’s name and/or logo on the currently existing monument sign for the Building (which monument sign is visible from the “405 Freeway”) (“Tenant’s Signage”) in connection with Tenant’s lease of the Premises, as more particularly shown on Exhibit A-2, attached hereto.

23.5.2          Specifications and Permits.  Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.5.3, below.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and Landlord Building standard signage specifications.  In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable laws and to any covenants, conditions and restrictions affecting the Project.  Landlord shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage.  Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage.  In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of the Lease shall be unaffected.

23.5.3          Objectionable Name.  To the extent the Original Tenant or its Permitted Transferee desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of Comparable Buildings (an “Objectionable Name”).

23.5.4          Termination of Right to Tenant’s Signage.  The rights contained in this Section 23.5 shall be personal to the Original Tenant and its Permitted Transferee, and may only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, sublessee or other transferee of either of the Original Tenant’s interest in the Lease) if (i) the Original Tenants or its Permitted Transferee are in occupancy of no less than eighty-five percent (85%) of the Premises, (ii) Tenant is not then in economic default or material non-economic default under the Lease, as amended (beyond the applicable notice and cure period provided in this Lease), (iii) Tenant has not been in economic default or material non-economic default under the Lease, as amended (beyond the applicable notice and cure period provided in this Lease), more than once during the prior twelve (12) month period, and (iv) Tenant has not been in economic default or material non-economic default under the Lease, as amended (beyond the applicable notice and cure period provided in this Lease) more than two (2) times during the immediately preceding five (5) year period.  In the event that Tenant ever fails to meet the requirements of items (i), (ii), (iii) or (iv) above, Tenant shall, at Tenant’s sole cost and expense, immediately remove Tenant’s Signage, which removal shall be otherwise in accordance with the removal and repair requirements set forth in Section 23.6, below

23.6        Cost and Maintenance.  The costs of Tenant’s Signage and the installation, design, construction and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant.  Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall cause such repairs and/or maintenance to be performed, and Tenant shall pay Landlord upon demand the cost of the same as Additional Rent.  Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of Tenant’s Signage (reasonable wear and tear excepted).  If Tenant fails to timely remove Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor.  The terms and conditions of this Section 23.5.5 shall survive the expiration or earlier termination of the Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”).  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for other than general office use, (ii) the Alterations or the Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Improvements, or use of the Premises for other than general office use.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent to which the same relate to the Premises or Tenant’s use thereof.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further than Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees.  Landlord shall be permitted to include in Operating Expenses any costs of expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4.1, above.  Subject to the foregoing terms and conditions, Tenant shall be responsible, at its sole cost and expense, to make all alterations within the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.

ARTICLE 25

LATE CHARGES

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or Additional Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing, administration and accounting charges and late charges which may be imposed on Landlord by the terms of any encumbrance covering the Premises.  Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days following Tenant’s receipt of notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to the greater of (i) five percent (5%) of the overdue amount (ii) two Hundred Fifty Dollars ($250.00), plus any actual and reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days following Tenant’s receipt of notice that said amount are past due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1        Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2        Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses that are the responsibility of Tenant pursuant to Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than twenty-four (24) hours prior notice to Tenant (except in the case of an emergency, in which case prior notice shall not be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) correct any default under this Lease of Tenant that is continuing beyond the applicable notice and cure period set forth in this Lease.  Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, all claims for such damage being hereby released.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.  No reentry into or taking of possession of the Premises by Landlord pursuant to this Article 27 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so.  Landlord reserves the right following any such reentry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event the Lease will terminate as specified in such notice.

ARTICLE 28

TENANT PARKING

Tenant shall rent from Landlord, commencing on the Lease Commencement Date, the amount of parking permits set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking permits shall pertain to the Project parking facility.  Tenant shall pay to Landlord for automobile parking permits on a monthly basis the prevailing rate charged from time to time at the location of such parking permits.  Notwithstanding the foregoing, to the extent that Tenant is not then in default under this Lease (beyond the applicable notice and cure period provided in this Lease), Tenant shall only be required to pay fifty percent (50%) of the fees set forth above for the use of unreserved parking permits (except with respect to any applicable taxes, as set forth below) during the first twelve (12) months of the initial Lease Term.  There shall be no rent abatements or concession with respect to reserved parking spaces.  In addition, notwithstanding any contrary provision of this Lease, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking permits by Tenant or the use of the parking facility by Tenant.  Tenant’s continued right to use the parking permits is conditioned upon Tenant abiding by the “Parking Rules and Regulations” attached hereto as Exhibit I, as the same may be reasonably modified from time to time by Landlord, and all other rules and regulations prescribed by Landlord for the orderly operation and use of the parking facility where the parking permits are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the foregoing, and Tenant not being in default under this Lease (beyond the applicable notice and cure period provided in this Lease).  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that in connection therewith, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s parking rights hereunder.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  Tenant hereby acknowledges that the parking license privileges provided for herein are for the exclusive use of Tenant, and the officers and employees thereof; and, notwithstanding anything to the contrary contained in this Lease, Tenant shall not assign or sublease any parking license privileges or permits provided to Tenant herein or by a separate license or other agreement, and any attempted assignment of parking privileges and/or parking permits by Tenant shall be null and void and without effect, unless done pursuant to a Landlord approved Transfer under Article 14, above.  Landlord shall use commercially reasonable efforts to provide visitor parking for Tenant’s customers, invitees or licensees in those parking areas located in the Project which may from time to time be designated for patrons of the Project; provided, however, if Landlord opts to charge Tenant’s customers, invitees or licensees for the use of such visitor parking, Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.  Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft, vandalism, malicious mischief or otherwise to any automobiles parked in the parking areas of the Project, or any personal property therein, except to the extent that such loss or damage is due to the willful act or gross negligence of Landlord, and Tenant agrees, upon request from Landlord from time to time, to notify Tenant’s officers, employees and agents then using any of the parking privileges provided for in this Lease of such limitation of liability.  It is the intention of the parties hereto that a license only is hereby granted to Tenant for the parking permit privileges provided herein and no bailment is intended or shall be created hereby.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1        Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2        Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3        No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4        Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5        Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6        Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7        Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8        Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9        Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect; provided, however, in no event shall Landlord apply any payments or amounts received from Tenant against any charges or obligations of Tenant that are then the subject of a good faith dispute between Landlord and Tenant.

29.10      Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11      Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12      No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.  Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, that any specific tenant or number of tenants shall occupy any space in the Project, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease.  Tenant further agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the physical condition of the Building, the Project, the land upon which the Building or the Project are located, or the Premises, or the expenses of operation of the Premises, the Building or the Project, or any other matter or thing affecting or related to the Premises, except as herein expressly set forth in the provisions of this Lease.

29.13      Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14      Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15      Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project, so long as those tenancies within the Building are consistent with a first-class office building.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16      Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17      Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18      Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized same-day or overnight courier, or (D) delivered personally.  If any Notice is sent by telecopy, the transmitting party may as a courtesy send a duplicate copy of the Notice to the other party by regular mail.  In all events, however, any Notice sent by telecopy transmission shall govern all matters dealing with delivery of the Notice, including the date on which the Notice is deemed to have been received by the other party.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in Section 11 of the Summary, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made.  If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Lease.  The contrary notwithstanding, any Notice given to Tenant in a manner other than that provided in this Lease, that is actually received by Tenant, shall be effective with respect to Tenant on receipt of such Notice.  If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

29.19      Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20      Authority.  If Tenant is a corporation, trust or partnership, each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this Lease and that each person signing this Lease on behalf of Tenant has full authority to do so.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.  If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership.  Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

29.21      Attorneys’ Fees.  In the event that either Landlord or Tenant brings any action or proceeding against the other for possession of the Premises or for the recovery of any sum due hereunder, or because of the breach of any covenant, condition, or provision hereof, or for any other relief against the other, declaratory or otherwise, including appeals therefrom, and whether being an action based upon a tort, or contract or this Lease, then the prevailing party to this Lease in any such proceeding shall be paid by the other party to this Lease in any such proceeding actual and reasonable attorneys’ fees and all costs of such action or proceeding which shall be enforceable , whether or not such action or proceeding is prosecuted to final judgment, and including an allowance for attorneys’ fees for appeals and rehearings.  Should Landlord be made a party to any suit or proceeding brought by any third party, arising by reason of Tenant’s use or occupancy of the Premises and not being a dispute essentially between Landlord and Tenant, then Tenant shall defend the same and Landlord therein, at Tenant’s sole cost and expense, and shall hold Landlord free and harmless from any liability, duty or obligation therein, including all attorneys’ fees of Landlord.

29.22      Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23      Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24      Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25      Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent (except as otherwise expressly set forth in Section 19.6.2, above)  or other amounts owing hereunder against Landlord.

29.26      Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s reasonable discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

29.27      Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28      Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants and any parties whose services shall be retained pursuant to the Work Letter.

29.29      Transportation Management.  The City of Long Beach has adopted an ordinance requiring Landlord to coordinate and facilitate a transportation management program for the Project with the objective of reducing vehicular trips to and from the Project.  Landlord has or intends to develop a Transportation Systems Management Plan which seeks to reduce vehicular trips and to improve vehicle occupancy by encouraging employees to seek alternate transportation modes, such as carpooling, vanpooling, city bus service, bicycles, and motorcycles, among other methods.  Other programs, such as flexible working hours or staggered shifts, also may be encouraged.  Tenant agrees to cooperate with Landlord to the extent commercially reasonably to achieve the objectives of the City of Long Beach, including commercially reasonable participation in a transportation program at a level of participation consistent with the number of employees of Tenant.  In addition, Tenant shall use commercially reasonable efforts to comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30      Building Renovations.  It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (other than as expressly set forth in Section 19.6.2, above).  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.

29.31      No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32      Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use the contractor designated by Landlord for such work, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal (it being acknowledged that Landlord shall, as more particularly set forth in Section 1 of the Work Letter, remove the unused Lines from the Premises existing as of the date of this Lease), and (vi) Tenant shall pay all costs in connection therewith.  Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal.  In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant.  In addition, Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises prior to the expiration or any earlier termination of the Lease Term or, at any time, any Lines which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33      Development of the Project.

29.33.1        Subdivision.  Tenant acknowledges that the Project has been subdivided.  Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project.  Tenant agrees to execute and deliver, within twenty (20) days after Landlord’s written demand, and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith.  Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.33.2        The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.33.3        Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project, provided that Landlord hereby agrees that it will use commercially reasonable efforts to minimize any disruption to Tenant’s use of the Premises for the Permitted Use that may be caused by the foregoing.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.34      Arbitration.

29.34.1        General Submittals to Arbitration.  The submittal of all matters to arbitration in accordance with the provisions of this Section 29.34 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Landlord’s failure to approve an assignment, sublease or other transfer of Tenant’s interest in the Lease under Article 14 of this Lease, any other defaults by Landlord, or any Tenant Default, except for (i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (ii) all claims by either party arising from the determination of Fair Market Rental Rate, and (iii) claims relating to

Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to Applicable Laws.  The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 29.34 and all attempts to circumvent the terms and conditions of this Section 29.34 shall be absolutely null and void and of no force or effect whatsoever.  As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant Default or Landlord default was made in good faith.  As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party.  Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith Notice stating the reasons that the party has elected to make a payment under protest.  Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section 29.34.

29.34.2        JAMS.  Any dispute to be arbitrated pursuant to the provisions of this Section 29.34 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”).  Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends Notice (the “Arbitration Notice”) of a demand to arbitrate to the other party and to JAMS.  The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought.  The parties may agree on a retired judge from the JAMS panel.  If they are unable to promptly agree, JAMS will provide a list of three available judges who, to the extent available, have had extensive experience in handling real estate commercial lease transactions as practitioners and each party may strike one.  The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator.  In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

29.34.3        Arbitration Procedure.

29.34.3.1       Pre-Decision Actions.  The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues.  The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference.  The scope and duration of discovery will be within the sole discretion of the Arbitrator.  The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses.  This discretion shall be exercised in favor of discovery reasonable under the circumstances.

29.34.3.2       The Decision.  The arbitration shall be conducted in Los Angeles, California.  Any party may be represented by counsel or other authorized representative.  In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease.  The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.  The Arbitrator may make any determination, and/or grant any remedy or relief (an “Arbitration Award”) that is just and equitable.  The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.  The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2.  The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this Lease.  The

Arbitrator shall award costs, including without limitation attorneys’ fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032 (“Prevailing Party”), if any, as determined by the Arbitrator in his discretion.  The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion.  A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

29.35      Office and Communications Services.

29.35.1        The Provider.  Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”).  Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.35.2        Other Terms.  Tenant acknowledges and agrees that:  (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) except as otherwise expressly provided herein, Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36      Hazardous Substances.

29.36.1        Definitions.  For purposes of this Lease, the following definitions shall apply:  “hazardous materials” and “hazardous substances” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity.  “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any hazardous materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any hazardous materials.

29.36.2        Compliance with Environmental Laws.  Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any hazardous materials in or on the Premises.  However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”).  Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute hazardous materials.  However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.36.3        Landlord’s Right of Environmental Audit.   Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit.  Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense.  To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of hazardous materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any hazardous materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor.  Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.36.4        Indemnifications.  Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any hazardous materials or breach of any provision of this Section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant, its partners, subpartners, members, managers and their respective officers, directors, agents, servants, employees, independent contractor, invitees and guests.  Landlord agrees to indemnify, defend, protect and hold harmless Tenant from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any hazardous materials in the Project to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party or to the extent such hazardous materials were in existence in the Building or on the Project prior to the Lease Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then knowledge of the presence of such hazardous materials, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such hazardous materials.

29.37      Approval by Lender.  Tenant acknowledges and agrees that this Lease may be subject to the approval of Landlord’s lender, and Tenant hereby agrees to make such modifications of this Lease as shall be reasonably requested by Landlord’s lender, so long as such modifications shall not increase Rent payable hereunder, or increase or decrease the Term hereof, or otherwise materially, adversely affect Tenant’s rights and obligations hereunder.

29.38      Counterparts.  This Lease may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.  Signatures on the next page.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P.,
a Delaware limited partnership

By:	KILROY REALTY CORPORATION,
a Maryland corporation,
general partner

By:

Its:

By:

Its:

“TENANT”:

OMP, INC.,
a Delaware corporation

By:

Its:

By:

Its:

EXHIBIT A

KILROY AIRPORT CENTER LONG BEACH

OUTLINE OF PREMISES

0
10'
20'
40'
60'
1/32" = 1'-0"

KILROY REALTY CORPORATION

KILROY AIRPORT CENTER
3760 KILROY AIRPORT WAY
LONG BEACH, CALIFORNIA

5TH FLOOR

04/15/06

1

FLOOR LOCATION PLAN

0
5'
10'
20'
30'
1/16" = 1'-0"

KILROY REALTY CORPORATION

KILROY AIRPORT CENTER
3760 KILROY AIRPORT WAY
LONG BEACH, CALIFORNIA

SUITE 620

04/15/08

2

EXHIBIT A-1

KILROY AIRPORT CENTER LONG BEACH

SITE PLAN

LONG BEACH AIRPORT
SPRING STREET
PHASE I COMPLETED
3900
3880
PHASE II COMPLETED
3760
3780
3750
PHASE III
3840
3800
PHASE IV PROPOSED
KILROY AIRPORT WAY

1. BLDG. #1 – Office (136,750 GSF / 2-3 Stories)
2. BLDG. #2 – Office (98,250 GSF / 2 Stories)
3. BLDG. #3 – Office (170,000 GSF / 6 Stories)
4. BLDG. #4 – Office (228,000 GSF / 8 Stories)
5. BLDG. #5 – Parking Structure (1,023 Parking Spaces / 5 Levels & roof)
   BLDG. #5 – Retail (10,500 GSF / Ground floor frontage)
7. BLDG. #7 – Office (197,334 GSF / 7 Stories)
8. BLDG. #8 – Office (140,664 GSF / 5 Stories)
10. BLDG. #10 – Office (154,000 GSF / 7 Stories)
11. BLDG. #11 – Office (88,500 GSF / 5 Stories)
12. BLDG. #12 – Office (144,000 GSF / 6 Stories)

Note: Buildings #6 and #9, the optional third office building and parking structure within Phase III, are not shown

Site Plan and Phasing

KILROY REALTY CORPORATION

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EXHIBIT A-2

KILROY AIRPORT CENTER LONG BEACH

LOCATION OF MONUMENT SIGN

1

EXHIBIT B

KILROY AIRPORT CENTER LONG BEACH

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Premises.  This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 6 of this Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1           Base Building as Constructed by Landlord.  Following the full execution and delivery of this Lease by Landlord and Tenant, but subject to the terms of Section 1.2 of the Lease, Landlord shall deliver the Premises and “Base Building,” as that term is defined in Section 8.2 of the Lease, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing, “as-is” condition as of the date of such delivery.

1.2           Removal of Currently Existing Lines.  Notwithstanding the terms set forth in Section 1.1, above, Landlord shall, at its sole cost (i.e., not to be deducted from the Improvement Allowance, as that term is defined in Section 2, below), cause all currently existing (i.e., as of the date of this Lease) unused Lines in the Premises to be removed from the Premises.

SECTION 2

IMPROVEMENTS

2.1           Improvement Allowance.

2.1.1        Initial Improvement Allowance.  Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of $25.00 per usable square foot of the Premises for the costs relating to the initial design and construction of the improvements, which are permanently affixed to the Premises (the “Improvements”).  In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in the event that Tenant fails to immediately pay any portion of the “Over-Allowance Amount,” as defined in Section 4.2.1, nor shall Landlord be obligated to pay a total amount which exceeds the Improvement Allowance.  Notwithstanding the foregoing or any contrary provision of this Lease, all Improvements shall be deemed Landlord’s property under the terms of this Lease.  Any unused portion of the Improvement Allowance remaining as of the Lease Commencement Date, shall remain with Landlord and Tenant shall have no further right thereto.

2.1.2        Additional Improvement Allowance.  In addition to the Improvement Allowance set forth in Section 2.1.1, above, Tenant shall, only if so elected by Tenant in writing prior to the Lease Commencement Date, be entitled to a one-time additional allowance increase in an amount not to exceed $5.00 per usable square foot of the Premises (the “Additional Allowance”) to be used solely for hard costs in the construction of the Improvements.  In the event Tenant exercises its right to use all or any portion of the Additional Allowance, the monthly Base Rent for the Premises for the initial Lease Term (as set forth in Article 2.1 of this Lease) shall be increased by an amount equal to the “Additional Monthly Base Rent,” as that term is defined below.  The “Additional Monthly Base Rent” shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Additional Allowance utilized by Tenant as the present value amount, (ii) eighty-four (84) as the number of payments, (iii) 0.833, which is equal to ten percent (10%) divided by twelve (12) months per year, as the monthly interest factor, and (iv) the Additional Monthly Base Rent as the missing component of the annuity.  In the event Tenant uses any portion of the Additional Allowance, then all references in this Work Letter to the “Improvement Allowance,” shall be deemed to include the Additional Allowance utilized by Tenant.

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2.2           Disbursement of the Improvement Allowance.

2.2.1        Improvement Allowance Items.  Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process as set forth in this Section 2.2, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the “Improvement Allowance Items”):

2.2.1.1     Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Work Letter, not exceed an aggregate amount equal to $3.50 per usable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter;

2.2.1.2     The payment of plan check, permit and license fees relating to construction of the Improvements;

2.2.1.3     The cost of construction of the Improvements, including, without limitation, testing and inspection costs, and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4     The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5     The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the “Code”);

2.2.1.6     The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2.1 of this Work Letter;

2.2.1.7     Sales and use taxes;

2.2.1.8     The cost of installing cabling in the Premises, which costs shall, notwithstanding anything to the contrary contained in this Work Letter, not exceed an aggregate amount equal to $3.00 per usable square foot of the Premises; and

2.2.1.9     All other costs to be expended by Landlord as set forth elsewhere in this Work Letter (which costs shall not be duplicative of the services provided by Landlord as set forth in Section 4.2.2.1 of this Work Letter) in connection with the construction of the Improvements.

2.2.2        Disbursement of Improvement Allowance.  During the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows.

2.2.2.1     Monthly Disbursements.  On or before the 5th day of each calendar month, as reasonably determined by Landlord, during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord related to such disbursement request.  As between Landlord and Tenant, Tenant’s

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request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2     Final Retention.  Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanic’s lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.

2.2.2.3     Other Terms.  Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items.  All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

2.3           Building Standards; Improvement Removal Obligations.  Landlord has established specifications for certain Building standard components to be used in the construction of the Improvements in the Premises.  The quality of Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Improvements to comply with certain Building standards.  Landlord may make changes to Building Standards from time to time, provided that in no event shall Tenant be required to modify any drawings or Improvements to comply with revisions to the Building Standards made after either the completion of the Approved Working Drawings or the installation of the Improvements.  Landlord shall notify Tenant in writing at the time of Landlord’s review and approval of the “Final Working Drawings” (as that term is defined in Section 3.3, below) of any additional Improvements (i.e., which are in addition to the Improvements listed in sub-clauses (i)-(v) of Section 8.6 of this Lease) which shall be included in the Landlord Restoration Work, and which shall therefore subject to the terms and conditions set forth in Section 8.6 of this Lease; provided, however, Landlord shall not identify any such additional Improvements to the extent that the full description and scope of any such Improvements is already clearly identified on the “Final Space Plan” (as that term is defined in Section 3.2, below).  Notwithstanding the terms of the immediately preceding sentence or any provision to the contrary set forth in this Lease (specifically including Section 8.6 of the Lease), Tenant shall (as more particularly set forth in Section 8.5 of this Lease), without the necessity of any such notice from Landlord, be required to (I) repair any damage to the Premises and Building caused in connection with the installation, construction or alteration of the Improvements, including, but not limited to, the repairing and restoring of any holes or saw cuts in the walls or ceiling, (II) remove all cabling and other Lines, and (III) repair any damage to the Improvements themselves (normal wear and tear excepted)..  None of the foregoing items (I)-(III) shall be included in the Landlord Restoration Work, all such work shall be performed by Tenant prior to the expiration of the Lease Term, or immediately following any earlier termination of this Lease.

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SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings.  Tenant shall retain Shlemmer+Algaze+Associates (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1.  Landlord shall pay, as a cost (“Landlord’s Drawing Contribution”) to be deducted from the Tenant Improvement Allowance in an amount not to exceed $0.16 per usable square foot of the Premises, the cost of one (1) preliminary space plan for the Premises, but not the cost of any revisions thereto requested by Tenant or required by Landlord, and only to the extent such drawings reflect items from the Building Standards.  Tenant shall retain the engineering consultants designated by Landlord and as more particularly set forth on Schedule 2 attached hereto (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2           Final Space Plan.  Tenant has prepared, and Landlord has approved, the Final Space Plan identified in Section 5.2 of this Lease.

3.3           Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.  In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof.

3.4           Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant.  After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the

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same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1           Tenant’s Selection of Contractors.

4.1.1        The Contractor.  Tenant shall competitively bid the Tenant Improvement work to up to four (4) contractors (the “Bidding Contractors”) reasonably approved by Landlord, it being understood that Landlord has approved Innerspace Construction, Corporate Contractors, and Environmental Contracting Corporation and that any such bid may be GC and Fee bid.  The Bidding Contractor selected by Tenant as a result of such bidding process shall be retained by Tenant as the general contractor (the “Contractor”) in connection with the construction of the Tenant Improvements.

4.1.2        Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

4.2           Construction of Improvements by Tenant’s Agents.

4.2.1        Construction Contract; Cost Budget.  Tenant shall engage the Contractor under an AIA A101 Stipulated Sum Agreement (1997 Version) accompanied by Landlord’s standard AIA A201 General Conditions (1997 Version) as modified by Landlord (collectively, the “Contract”).  Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).  In the event that the Final Costs are greater than the amount of the Improvement Allowance (the “Over-Allowance Amount”), then Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Final Costs (after deducting from the Final Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Improvement Allowance Items incurred prior to the commencement of construction of the Improvements), and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Improvement Allowance.  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs for such design and construction in excess of the Final Costs shall be added to the Over-Allowance Amount and the Final Costs, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence.  In connection with any Over-Allowance Payment made by Tenant pursuant to this Section 4.2.1, Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2        Tenant’s Agents.

4.2.2.1     Landlord’s General Conditions for Tenant’s Agents and Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following:  (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings, except with respect to any revisions to the Approved Working Drawings requested in writing by Tenant and approved by Landlord, which approval shall not be

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unreasonably withheld, conditioned or delayed (“Permitted Revisions”); (ii) Tenant’s Agents shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants (specifically including, without limitation, the Jobsite Rules and Regulations for Construction Personnel attached hereto as Schedule 1), and any other matter in connection with this Work Letter, including, without limitation, the construction of the Improvements.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to Ten Thousand and No/100 Dollars ($10,000.00), which Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.

4.2.2.2     Indemnity.  Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment, except to the extent caused by any breach of the Landlord obligations under the Lease or this Work Letter.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises, provided that the terms of such indemnity shall not apply to the extent of the negligence or willful misconduct of Landlord.

4.2.2.3     Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4     Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2  Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts of, in the case of the Contractor not less than $5,000,000 per incident, $5,000,000 in aggregate, and in the case of Tenant’s Agents other than Contractor, in such amounts as Landlord may reasonably require, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

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4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant shall require that Tenant’s Agents maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which Tenant shall require Contractor to maintain for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter.  Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.

4.2.3        Governmental Compliance.  The Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4        Inspection by Landlord.  Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same.  Landlord shall have the right to disapprove any portion of the Tenant Improvements only to the extent such portion is not in compliance with the Approved Working Drawings or Permitted Revisions thereto.  Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord reasonably determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5        Meetings.  Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3           Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to

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be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the California Civil Code or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all material changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

LANDLORD CAUSED DELAYS

5.1           Landlord Caused Delays.  The Lease Commencement Date shall occur as provided in Section 2.1 of this Lease and Section 3.2 of the Summary; provided, however, that the Lease Commencement Date shall be extended on a day-for-day basis by the number of actual days of delay of the “Substantial Completion of the Improvements,” as that term is defined in Section 5.3 below, to the extent caused by a “Landlord Caused Delay,” as that term is defined below.  As used in this Work Letter, “Landlord Caused Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) failure of Landlord to timely approve or disapprove any Construction Documents; (ii) material and unreasonable interference by Landlord, its agents, employees or contractors with the Substantial Completion of the Improvements and which objectively preclude or delay the construction of Improvements in the Building by any person, which interference relates to access by Tenant, or Tenant’s Agents to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; and (iii) delays due to the acts or failures to act of Landlord, its agents, employees or contractors including without limitation any such acts or failures to act with respect to payment of the Improvement Allowance.

5.2           Determination of a Landlord Caused Delay.  If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) of the event that Tenant contends constitutes a Landlord Caused Delay.  If such actions, inaction or circumstance described in the Delay Notice constitute a Landlord Caused Delay and are not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

5.3           Definition of Substantial Completion of the Improvements.  For purposes of this Section 5, “Substantial Completion of the Improvements” shall mean completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

SECTION 6

MISCELLANEOUS

6.1           Tenant’s Representative.  Tenant has designated Ms. Maria Naughton as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6.2           Landlord’s Representative.  Landlord has designated Mr. Richard Mount and Mr. David Hajnal as “Project Managers” who shall each be responsible for the implementation of all Improvements to be performed by Landlord in the Premises.  It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord’s agent and has no authority

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whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord.  The Project Managers will furnish Tenant with notices of substantial completion, cost estimates for above standard Improvements, Landlord’s approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Work Letter and changes thereto.

6.3           Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs and is continuing beyond the applicable notice and cure period set forth in the Lease or this Work Letter, at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease.

6.5           Miscellaneous Charges.  In connection with the construction of the Improvements, to the extent the same is reasonably available, Landlord shall provide, and neither Tenant nor Tenant’s Agents nor the Contractor or subcontractors retained by Tenant to construct the Improvements shall be charged directly or indirectly for (i) HVAC during the Building Hours, or (ii) the use of parking, elevators, electricity, water, and/or loading docks.  Notwithstanding the foregoing, if Tenant, Tenant’s Agents or the Contractor requires any of the foregoing (i) outside of the hours identified herein above, or (ii) in connection with any use reasonably unrelated to Tenant’s construction and/or installation of the Improvements, Tenant shall pay the applicable cost of such service.

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SCHEDULE 1 TO EXHIBIT B

JOBSITE RULES AND REGULATIONS

FOR CONSTRUCTION PERSONNEL

1.     Advance notice must be given to Kilroy Realty Property Management regarding activity, which may affect neighboring tenants so that information can be relayed.

2.     Building sprinkler system will be reworked so that the system is functional during construction.  Work must be coordinated with the building engineers and Kilroy Property Management so that outside services will be put on notice regarding any changes to building systems.

3.     Any Fire/Life Safety System testing will be done prior to 8:00 am and after 5:00 p.m. if it will affect other occupied areas (i.e. same floor, floor above, floor below).

4.     Temporary power and lighting to be maintained during construction until permanent power is provided.  All doors to work areas to remain closed at all times.  Do not string extension cords across public corridors or walkways.

5.     Temporary protection (Masonite) in public corridors, lobby and restrooms shall be incorporated during construction.  These areas must be cleaned up at the end of each day.

6.     No tennis shoes, tank top, or shirts with inappropriate language allowed.

7.     Contractor must provide temporary restroom facilities unless permission to use the building facilities is granted by Kilroy Property Management.  No smoking in the Building.

8.     All food and drink trash to be disposed of immediately after breaks into an appropriate container.  No food or drinks allowed after carpet or wall finishes.  NO EXCEPTIONS!!!

9.     Windows are easily scratched!  Any materials found leaning against or on the windowsills could result in a backcharge to the contractor for repair or replacement.

10.   Any procedure causing excessive noise that affect the neighboring tenants must be approved by Kilroy’s Construction Department prior to commencement.  No loud radios or headsets allowed.

11.   All construction personnel to use freight elevator ONLY.  USE OF THE PASSENGER ELEVATORS IS PROHIBITED.  Utilize the back entrance to the freight elevator at all times to avoid use of main lobby.

12.   Construction personnel parking are restricted to unreserved spaces as specified by Kilroy Property Management.  Any oversized trucks should be on premises only long enough to load and unload.  No large trucks or trailers should be stored in the parking lot.  PLEASE DO NOT PARK IN VISITOR SPACES; YOU WILL BE TOWED.

13.   Inform the Kilroy Realty Construction Department of construction schedule so that tenants and outside service companies will be aware of activity that is taking place.  Work authorization permits must be on file with the security guard (via Property Management) for after-hours access.

14.   If access to other areas in the building is required as a result of construction activity (i.e. other tenant suites, electrical closets, etc.), please provide notice so that arrangements can be made for access through Kilroy Realty Corporation.  A minimum of 24 hours notice should be given for access into other tenant suites.

15.   A Certificate of Insurance must be on file prior to commencement of work.  Samples of Certificates required are available upon request.

16.   Contractors are required to use sweeping compound to keep the dust to a minimum.  If the building is occupied then sweep compound must be used sparingly and in late afternoon for odor control.

17.   All painting shall be performed after hours subject to Landlord’s prior approval.  Contractor shall provide a minimum of forty-eight (48) hours prior advance notice.  Contractor shall provide the necessary ventilation equipment required to purge odors from the space prior to the start of the next business day.

18.   All staining, varnishing and other application, which may cause lingering odors, shall be performed during weekend hours only subject to Landlord’s prior approval.  Contractor shall provide the necessary ventilation equipment required to purge odors from the space prior to the start of the next business day.

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SCHEDULE 2 TO EXHIBIT B

Any of the following three engineering firms may be selected by Tenant to prepare engineering drawings in connection with the preparation of the Construction Drawings:

1.     Fruchtman and Associates

2.     Syska and Hennessy

3.     Levine Seegel

With respect to fire/life safety work, Tenant must utilize the following subcontractor:

Tony Gauf

National Fail Safe

6442 Industry Way

Westminster, CA 92683

United States of America

(714) 895-4543

tonyg@nf-s.com

With respect to roofing work, Tenant must utilize the following subcontractor:

Brenda Little

Stone Roofing

(626) 969-6515 x234

litlbs@aol.com

With respect to riser work, Tenant must utilize the following subcontractor:

Summit Riser

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EXHIBIT C

KILROY AIRPORT CENTER LONG BEACH

NOTICE OF LEASE TERM DATES

To:

Re:          Office Lease dated                         , 200     between                                         , a                                            (“Landlord”), and                                               , a                                                (“Tenant”) concerning Suite              on floor(s)                      of the office building located at                                                         , Long Beach, California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.             The Lease Term shall commence on or has commenced on                              for a term of                                      ending on                                     .

2.             Rent commenced to accrue on                                     , in the amount of                                 .

3.             If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, shall be for the full amount of the monthly installment as provided for in the Lease.

4.             Your rent checks should be made payable to                                      at                                       .

5.             The exact number of rentable square feet within the Premises is                          square feet.

6.             Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is                 %.

“Landlord”:

,
a

By:
Its:
Agreed to and Accepted
as of , 200 .

“Tenant”:

,
a

By:

Its:

By:
Its:

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EXHIBIT D

KILROY AIRPORT CENTER LONG BEACH

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, Landlord shall use commercially reasonable efforts to enforce all Rules and Regulations with all tenants of the Project in a non-discriminatory manner.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent; provided, however, Tenant shall have the right (without Landlord’s consent) to install new or additional locks and/or bolts on interior suite doors located in the Premises so long as Tenant coordinates the same with Landlord.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises.  Additional keys shall be obtained only from the manager of the Building or Project (as designated by Landlord) at a charge of Four and 50/100 Dollars ($4.50) per key, or as such key charge may be adjusted from time to time by Landlord.  Tenant shall not duplicate or obtain keys from any other source.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Long Beach, California area.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it reasonably deems appropriate for the safety and protection of life and property.

4.             All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates.  Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.             No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific

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elevator and by such personnel as shall be reasonably designated by Landlord or except to the extent such items can be easily hand-carried.

6.             The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work outside their regular duties unless under special instructions from Landlord.

7.             Except as otherwise provided in the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.  Landlord shall have the right to remove any sign, placard, picture, advertisement, name, or notice placed or maintained by Tenant in violation of these Rules and Regulations or of the Lease, without notice, at Tenant’s expense and Landlord shall not be liable in damages for such removal.  Standard interior signs, such as on doors, shall be affixed for Tenant by Landlord at Tenant’s expense, and all such signs shall be of a type, size and kind approved by Landlord.  If Landlord shall have given its consent with respect to any sign at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease and shall be deemed to relate only to the particular sign, placard, picture, advertisement, name or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, placard, picture, advertisement, name or notice other than the particular sign, placard, picture, advertisement, name or notice, as the case may be, so consented to by Landlord.

8.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.             Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent, except in connection with the installation of wall hangings that are customarily permitted in first-class office spaces (including, without limitation, picture frames and diplomas).  Tenant shall not purchase ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.  The expense of repairing any damage resulting from a violation of this rule (including the expense of removal and repair of anything so affixed to any wall, ceiling or floor) shall be borne by the tenant who shall have caused or permitted such damage.

10.           Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.           Except with respect to the Permitted Chemicals set forth in Section 29.36.2 of the Lease, Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material.  Tenant shall provide material safety data sheets for any hazardous material used or kept on the Premises.

12.           Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.           Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

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14.           Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.           No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.  Except with the prior written consent of the Landlord, no tenant of the Project shall sell or permit the sale (at retail or wholesale) of newspapers, magazines, periodicals, theatre tickets, liquor, narcotics or tobacco, in any form, or any other goods or merchandise to the general public in or from their premises or from anywhere in the Project.

17.           Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.           Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall participate in recycling programs undertaken by Landlord.

20.           Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Long Beach, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.  All tenants and their authorized representatives shall observe and participate in scheduled fire prevention and other calamitous drills and observances, whether required by Landlord or any law or public official or agency.  Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

22.           Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or

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servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.           No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises visible from the exterior of the Premises, other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense.  Tenant shall use reasonable efforts to keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.  Prior to leaving the Premises for the day, Tenant shall extinguish all lights.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24.           Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

25.           Tenant must comply with applicable “NO-SMOKING” ordinances and all related, similar or successor ordinances, rules, regulations or codes.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.  In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas.  Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles.  No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project.  Cigarettes shall be extinguished only in ashtrays.  Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances within any interior areas of the Project or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

26.           Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

27.           All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

28.           No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

29.           No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

30.           Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

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31.           Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided that Landlord agrees to provide Tenant with reasonable notice of any changes or addition to or rescissions of these Rules and Regulations.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

32.           Landlord reserves the right to prohibit “Personal Goods and Services Vendors” (defined below) from access to the Building and the Project, except upon such reasonable terms and conditions, including the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building and the Project, the preservation of good order thereon, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or a tenant’s employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time or during any week in the Building or the Project.  As used herein, “Personal Goods and Services Vendors” means persons who may periodically enter the Building in which the Premises are located for the purpose of selling goods or services to a tenant, other than goods or services which are used by the tenant only for the purpose of conducting its business on the Premises.  Personal goods and services include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services.

33.           The sashes, sash doors, glass doors, windows, glass lights, and any glass, plastic material, lights or skylights that reflect or admit light into the halls or other places of a Building or the Premises shall not be covered or obstructed in any way, partially or in full.  No furniture, files or other solid objects above thirty (30) inches in height shall be placed against or within two (2) feet of any clear or transparent glass exterior window of the Building or any interior window facing common areas, on the first or second floor.

34.           Tenant shall not use any curtains, blinds, shades, screens, window ventilator or other form of window covering (collectively “window covering”) in connection with any window or door of the Premises visible from the exterior of the Premises unless approved in writing by Landlord.   Tenant shall not use any window covering facing any exterior glass surface other than the Building standard window covering established by Landlord.  If Landlord by a notice to Tenant shall object to any window covering attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such window covering shall be forthwith discontinued by Tenant.  Landlord reserves the right, at Landlord’s expense, to install in the Premises of any tenant any Building standard window covering selected by Landlord, and any subsequent changes of such Building standard window covering, so that the premises shall have a uniformity in outside appearance.  No awnings shall be permitted on any part of the Premises.

35.           Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Premises, Building or the Project, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them; or conflict with the regulations of the Fire Department or fire laws, or with any insurance policy upon the Building or the Project, or any part thereof, or with any rules and ordinances established by the City of Long Beach, Board of Health, or other governmental authority or agency.

36.           No hand trucks or vehicles, including bicycles, other than a wheelchair for an individual, shall be used or carried in the elevators without Landlord’s prior approval.  Any hand trucks permitted in the Building must be equipped with soft rubber tires and rubber side guards.

37.           No tenant shall engage or pay any employees on the Premises, or conduct classes or training programs for employees, except for those employees, contractors or agents actually

5

working for such Tenant on the Premises, nor shall any Tenant advertise for laborers or salesmen giving an address for interviews at the Premises.

38.           Landlord will direct electricians or other installers as to where and how telephone and other communication and electrical facilities are to be introduced.  No boring or cutting of or for these facilities shall be allowed without the prior written consent of Landlord.  The location of telephones, call boxes, and other communication or office electrical equipment shall be as specified by Landlord.

39.           Landlord shall have the right to prohibit any advertising by any tenant in, on or about the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first-class office building project, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

40.           The Building in which the Premises are located and the Project is and it shall remain private property (except for any dedicated streets or sidewalks).  No part of the Project is maintained for nor is it open to the general public.  At any time and from time to time Landlord may establish perimeter restraints around the entire Project or portions of the Project, or around any one or more of the Buildings comprising the Project, and admit only those persons who have identification as tenants or as authorized representatives of tenants of the Building and/or the Project.  All facilities and common areas forming a part of a Building and the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas and to exclude therefrom any one who is not a tenant or an employee or authorized representative of a tenant.

41.           Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the packages or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of Tenant.

42.           In the event any demonstration, picketing, or other event or commotion is directed primarily at any one tenant, Landlord may, but shall not be obligated to, charge directly to such tenant any additional guards or other direct or indirect or additional administrative or legal costs occasioned thereby.

43.           If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on by Tenant in the Premises, and if the failure to secure such license or permit would in any manner affect Landlord, Tenant shall duly procure and thereafter maintain such license or permit.

44.           Landlord shall have no liability to any tenant by reason of the non-compliance with or violation of these Rules and Regulations by any other tenant.

45.           Any consent, approval, request, agreement or other communication to be given or made under these Rules and Regulations shall be in writing.  Any violation of these Rules and Regulations which results in damage or injury to persons or to property, or requires additional cleaning or other services to the Premises, Building or Project shall be borne by and paid by the Tenant who, or whose employees or agents, violated these Rules and Regulations.

46.           All Rules and Regulations contained in this Exhibit D shall be enforced by Landlord in a nondiscriminatory manner.  Notwithstanding the foregoing, in no event shall Landlord’s failure to enforce any rule or regulation set forth in this Exhibit D constitute a waiver of Landlord’s future rights of enforcement with respect to the same as contained herein.

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EXHIBIT E

KILROY AIRPORT CENTER LONG BEACH

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                       , 200   by and between                                as Landlord, and the undersigned as Tenant, for Premises on the                              floor(s) of the office building located at                             , Long Beach, California                         , certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                       , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on                         .

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                             No modifications of any of the documents contained in Exhibit A shall be binding upon Landlord’s mortgagee unless made with the prior written consent of Landlord’s mortgagee.

7.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                       .  The current monthly installment of Base Rent is $                                          .

8.             Unless otherwise provided in Exhibit B, attached hereto, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, unless otherwise provided in Exhibit B, attached hereto, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.           As of the date hereof, unless otherwise provided in Exhibit C, attached hereto, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.           If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.           There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

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13.           Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.           To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                              on the          day of                       , 200  .

“Tenant”:

,
a

By:
Its:

By:
Its:

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EXHIBIT F

KILROY AIRPORT CENTER LONG BEACH

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

                & MALLORY LLP

1901 Avenue of the Stars

18th Floor

Los Angeles, California 90067

Attention:  Anton N. Natsis, Esq. and Delmar L. Nehrenberg, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the      day of                 , 200    , by and between                                      (“Landlord”), and                                   (“Tenant”), with reference to the following facts:

A.            Landlord and Tenant entered into that certain Office Lease Agreement dated           , 200     (the “Lease”).  Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B.            The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately       (    ) acres of real property located in the City of                         , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C.            Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated                                 , 200    , in connection with the Project.

D.            Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1.             Tenant’s Recognition of Declaration.  Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2.             Miscellaneous.

2.1           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2           This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3           This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing.  The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements,

1

representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4           This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5           In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6           All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7           If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8           Time is of the essence of this Agreement.

2.9           The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10         As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

[Remainder of this page is intentionally left blank.]

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SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

KILROY REALTY, L.P.,
a Delaware limited partnership

By:	KILROY REALTY CORPORATION,
a Maryland corporation,
general partner

By:	/s/ Nadine K. Kirk

Its:	Vice President, Legal Administration

By:	/s/ John T. Fucci

Its:	SR. Vice President, Asset Management

“Tenant”:

OMP Inc.
a	Delaware Corporation

By:	/s/ Steven R. Carlson

Its:	Chief Executive Officer and President

By:	/s/ Stephen A. Garcia

Its:	Chief Financial Officer

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EXHIBIT G

KILROY AIRPORT CENTER LONG BEACH

INTENTIONALLY OMITTED

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EXHIBIT H

KILROY AIRPORT CENTER LONG BEACH

INTENTIONALLY OMITTED

1

EXHIBIT I

KILROY AIRPORT CENTER LONG BEACH

PARKING RULES AND REGULATIONS

1.             No vehicle shall be permitted to park in any portion of the Project unless the driver is a guest, invitee or customer of a tenant of the Project and is issued a parking ticket or a currently validated parking decal (or such other parking permit identification as may then be employed by Landlord) is affixed to and/or displayed on the vehicle in the manner prescribed by Landlord, or unless the vehicle’s driver is in possession of a valid temporary parking permit.

2.             Parking decals and/or parking key cards (or other form of identification then used by Landlord) shall be issued only to and can be held only by tenants and employees of tenants of the Project.  All items issued for such identification purposes shall be returned to Landlord upon the expiration or any earlier termination of the Lease.  Landlord reserves the right to make a reasonable charge for the costs of reserved parking signs.

3.             Landlord reserves the right to restrict access to the parking areas of the Project, or to have removed from the parking areas, at the expense of the defaulting tenant or the vehicle owner, any vehicle which, in the reasonable opinion of Landlord:  (a) presents a hazard to the health and welfare of the tenants or the general public; (b) is not in operable condition; (c) contains explosive cargo or any toxic materials other than gasoline or fuel in the original equipment vehicle tanks; (d) leaks fluids of any kind, including water; (e) is without proper licenses attached; (f) contains illegal goods or contraband; or (g) is excessive in width, length or height or has attachments thereto making it excessive in width, length or height.

4.             All persons shall observe all speed and traffic controls established by Landlord, and shall park only in such areas or spaces as are authorized by Landlord.  In the event an area or areas are marked or identified for parking for only a specific tenant (“Special Identified Parking Area”), then no unauthorized persons shall park in such Special Identified Parking Area.

5.             No tenant shall operate any motor vehicle of any kind in any parking garage or other parking area faster than five (5) miles per hour.

6.             No tenant shall leave or permit its employees or agents to leave vehicles in the parking areas overnight, nor park any vehicles in the parking areas other than automobiles, motorcycles, motor-driven or non-motor driven bicycles or four-wheeled light trucks without Landlord’s prior consent.

7.             The vehicles of persons who violate the provisions of the Parking Rules and Regulations may be impounded and/or removed from the parking facilities at the option of Landlord and at the expense of the particular tenant involved or the owner of such vehicle.

8.             Landlord shall not be liable nor responsible for fire, theft, or any damage to or loss of any vehicle or contents therein, from any cause or circumstance whatsoever, nor for the failure of any vehicle owner or operator to observe these Parking Rules and Regulations.

9.             Landlord reserves the right from time to time to amend, modify, expand or change in any way these Parking Rules and Regulations and agrees to notify Tenant in writing upon any parking or other rule changes.

10.           All Parking Rules and Regulations contained in this Exhibit I shall be enforced by Landlord in a nondiscriminatory manner.  Notwithstanding the foregoing, in no event shall Landlord’s failure to enforce any rule or regulation set forth in this Exhibit I constitute a waiver of Landlord’s future rights of enforcement with respect to the same as contained herein.

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EXHIBIT J

KILROY AIRPORT CENTER LONG BEACH

NON-DISTURBANCE AGREEMENT FROM THE MASTER LESSOR

THIS AGREEMENT is made as of the day of , 200_, by and among the CITY OF LONG BEACH, a Municipal Corporation, (hereinafter called “Landlord”); KILROY REALTY, L.P., a Delaware Limited Partnership (hereinafter called “Developer”); and (hereinafter called “Subtenant”).

A.            Landlord and Developer have entered into a Lease Agreement, dated December 30, 1988 (hereinafter referred to as the “Ground Lease”) pursuant to which Landlord has demised and leased to Developer certain real property located in the City of Long Beach, County of Los Angeles, State of California, and described as Parcels 5 and 6 in the City of Long Beach, County of Los Angeles, State of California, as shown on Parcel Map No. 16960 filed in Book 208, Pages 92 through 100, of Parcel Maps in the office of the County Recorder of said county. A short form of the Ground Lease was recorded January 31, 1989 as Instrument No. 89-159802 in the Official Records of said county.

B.            Developer, acting in the capacity of and therein referred to as “Landlord,” but herein referred to as Developer, as sublandlord, and Subtenant, acting in the capacity of “Tenant,” herein referred to as Subtenant, have entered into a Sublease (therein referred to as the “Lease”), dated                           , 200   (hereinafter referred to as the “Sublease”) which Sublease demises to Subtenant Suite Nos.        of Building No.       , which constitutes a portion of the premises demised by the Ground Lease (and grants to Subtenant certain rights with respect to other portions of the premises demised by the Ground Lease).

C.            The parties hereto now desire to enter into this Agreement so as to clarify their rights, duties and obligations under the Ground Lease and the Sublease and to further provide for various contingencies as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreement of the parties hereto to the terms and conditions hereinafter contained, the parties hereto agree as follows:

1.             In the event Developer shall default in the payment of any sum or in the performance of any covenant or condition of the Ground Lease, all as provided therein, or in the event of any termination or expiration of the Ground Lease for any reason whatsoever prior to the expiration of the term of the Sublease as provided in the Sublease (other than a termination of the Ground Lease only as to portions of the premises demised thereby not described in Recital B hereof), then Landlord, Developer and Subtenant do hereby agree that the Sublease, and all terms, provisions, covenants and agreements thereof shall survive any such default or defaults in, or termination or expiration of the Ground Lease, whether such termination occurs as a result of, or arising out of, any such default or defaults, or otherwise, and the Sublease (subject to the rights of any Leasehold Mortgagee, as defined in the Ground Lease, to enter into a New Lease with Landlord upon the same terms and conditions and having the same priority as the Ground Lease, pursuant to subsection 4.8 of the Ground Lease) shall continue in force and effect in accordance with and subject to all of its terms, provisions, agreements and covenants as a direct lease with Landlord, as landlord, and Subtenant, as lessee. Subtenant agrees, in such event, to attorn to Landlord and to recognize Landlord as the landlord under the Sublease. Landlord shall, in such event, exercise and undertake all of the rights, obligations and duties of Developer in and under said Sublease and thereafter shall be entitled to collect all rents and payments due and payable under said Sublease, including the right to collect any sums being due and payable thereunder prior to the termination or expiration of the Ground Lease which are accrued and unpaid by Subtenant on the date of termination of the Ground Lease.  Subtenant agrees not to prepay rentals under the Sublease beyond the amounts provided in the Sublease without the prior written consent of Landlord.

2.             Landlord agrees that, prior to terminating the Ground Lease or taking any proceedings to enforce any such termination thereof for any reason other than the expiration of the term of the Ground Lease as provided therein, Landlord shall give Subtenant thirty (30) days’

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notice in writing prior to the effective date of such termination, specifying the reason for such termination.  Such notice shall be given to Subtenant at the address provided in the Sublease for notices to Subtenant.  Subtenant may change such address by written notice to Landlord.

3.             Landlord hereby approves of the Sublease and of the rights and privileges granted to Subtenant thereunder and agrees that, for and during the term of the Sublease and any extensions thereof, Landlord shall not take any action, directly or indirectly, to disturb or otherwise affect Subtenant’s occupancy of and/or rights and privileges with respect to the premises demised by the Sublease and hereinabove described so long as Subtenant is not in default under the Sublease (beyond the applicable notice and cure period provided in the Sublease), nor shall Subtenant’s exercise of any such rights or privileges constitute a default under the Ground Lease, notwithstanding any provisions to the contrary contained in the Ground Lease.

4.             No provision contained herein shall be deemed an amendment or modification of any provision contained in the Sublease, including, without limiting the generality of the foregoing, any rights given thereunder to Developer to terminate the Sublease.

5.             In the event that the Ground Lease is divided, in accordance with its terms, into two (2) or more New Leases or Separate Leases, the term “Ground Lease,” as used herein, shall be deemed to refer to the said New Lease or Separate Lease leasing and demising the subleased premises.

6.             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors, transferees and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove set forth.

“LANDLORD”

CITY OF LONG BEACH

By:

Title:

“DEVELOPER”

KILROY REALTY, L.P.,
a Delaware limited partnership

By:	KILROY REALTY CORPORATION
a Maryland corporation,
general partner

By:

Title:

By:

Title:

“SUBTENANT”

By:

Title:

This Agreement is hereby approved as to form this            day of               , 200    .

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, City Attorney

By:

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LANDLORD’S ACKNOWLEDGMENT

State of                                                                     )

County of                                                                 )

On                                                   , before me,                                                                                                                 ,

                                                                                                                                 (insert name and title of the officer)

personally appeared                                                                                                                                                                          , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

DEVELOPER’S ACKNOWLEDGMENT

State of                                                                     )

County of                                                                 )

On                                                   , before me,                                                                                                                 ,

                                                                                                                                 (insert name and title of the officer)

personally appeared                                                                                                                                                                          , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

SUBTENANT’S ACKNOWLEDGMENT

State of                                                                     )

County of                                                                 )

On                                                   , before me,                                                                                                                 ,

                                                                                                                                 (insert name and title of the officer)

personally appeared                                                                                                                                                                          , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

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I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

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EXHIBIT “A” TO EXHIBIT “J”

LEGAL DESCRIPTION

EXHIBIT “A” to that certain NON-DISTURBANCE AGREEMENT FROM THE MASTER LESSOR, dated as of                             , 200      , by and between the CITY OF LONG BEACH as Landlord,                                                                    as Subtenant, and KILROY REALTY, L.P. as Developer.

Parcels 5 and 6 in the City of Long Beach, County of Los Angeles, State of California, as shown on Parcel Map #16960, filed in Book 208, pages 92 through 100, of Parcel Maps in the Office of the County Recorder of said County.

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